HealthSouth is a leading provider of post-acute healthcare services, offering both facility-based and home-based post-acute services in 34 states and Puerto Rico through its network of inpatient rehabilitation hospitals, home health agencies, and hospice agencies. Investor Reference Book Post Q4 2017 Earnings Release Last Updated March 13, 2018

Encompass Health 2 Forward-Looking Statements The information contained in this Investor Reference Book includes certain estimates, projections and other forward- looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, cyber security, dividend strategies, repurchases of securities, effective tax rates, financial performance, financial assumptions, business model, balance sheet and cash flow plans, disintermediation, and shareholder value- enhancing transactions. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this Investor Reference Book as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2017 and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control, that may cause actual events or results to differ materially from the views, beliefs, and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following Investor Reference Book includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following Investor Reference Book to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Company’s Form 8-K, dated March 13, 2018, to which the following Investor Reference Book is attached as Exhibit 99.1, provides further explanation and disclosure regarding Encompass Health’s use of non-GAAP financial measures and should be read in conjunction with this Investor Reference Book.

Encompass Health 3 Company Overview . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4-16 Investment Thesis and Strategy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17-24 Business Outlook, Including Guidance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25-40 Growth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41-52 Alternative Payment Models . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53-58 Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59-64 Information Technology. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65-68 Operational Metrics . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69-74 Industry Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75-87 Segment Operating Results . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88-92 Reconciliations to GAAP and Share Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 93-105 End Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106-110 Table of Contents

Encompass Health 4 Company Overview Encompass Health is a leading provider of inpatient rehabilitation and home-based care committed to delivering high-quality, cost-effective, integrated care across the post-acute continuum.

Encompass Health 5 Portfolio as of December 31, 2017 Inpatient Rehabilitation Hospitals (“IRFs”) Home Health Locations Hospice Locations 7 Future IRFs** 36 States and Puerto Rico ~37,900 Employees * Excluding markets that have home health licensure barriers ** Previously announced under development † Based on 2016 data Note: One of the 127 IRFs and two of the 200 home health locations are nonconsolidated. These locations are accounted for using the equity method of accounting. Encompass Health A Leading Provider of Inpatient Rehabilitation and Home-Based Care Market Overlap ~60% of EHC’s IRFs have an EHC home health location within a 30-mile radius.* Inpatient Rehabilitation - 12/31/17 127 IRFs (42 are Joint Ventures) 31 States and Puerto Rico ~29,400 Employees 22% of Licensed Beds† 29% of Medicare Patients Served† Key Statistics - Full-Year 2017 171,922 Inpatient Discharges ~$3.2 Billion in Revenue Largest Owner and Operator of IRFs 4th Largest Provider of Medicare-Certified Skilled Home Health Services Home Health and Hospice - 12/31/17 200 Home Health Locations 37 Hospice Locations 28 States ~8,500 Employees Key Statistics - Full-Year 2017 124,870 Home Health Admissions 4,870 Hospice Admissions ~$783 Million in Revenue

Encompass Health 6 Major Services • Rehabilitation Physicians: manage and treat medical conditions and oversee rehabilitation program • Rehabilitation Nurses: provide personal care and oversee treatment plan for patients • Physical Therapists: address physical function, mobility, strength, balance, and safety • Occupational Therapists: promote independence through activities of daily living (“ADLs”) • Speech-Language Therapists: address speech/voice functions, swallowing, memory/cognition, and language/communication • Case Managers: coordinate care plan with physician, Care Transition Coordinators, caregivers and family • Post-Discharge Services: outpatient therapy and home health Inpatient Rehabilitation Hospitals Refer to pages 106-110 for end notes. 105 of the Company’s IRFs hold one or more disease-specific certifications from The Joint Commission’s Disease-Specific Care Certification Program.(1) Company Overview Inpatient Rehabilitation

Encompass Health 7 Major Services • Skilled Nurses: comprehensively assess, teach, train, and manage care related to injury or illness • Home Health Aides: provide personal care and assistance with ADLs • Physical Therapists: address physical function, mobility, strength, balance, and safety • Occupational Therapists: promote independence through training on self-management of ADLs • Speech-Language Therapists: address speech/voice functions, swallowing, memory/cognition, and language/communication • Medical Social Workers: provide assessment of social and emotional factors; assist with obtaining community resources Home Health Agencies The Company offers evidence-based specialty programs related to: Post-Operative Care, Fall Prevention, Chronic Disease Management, and Transitional Care. Hospice: provides services to terminally ill patients and their families to address patients’ physical needs, including pain control and symptom management, and also provides emotional and spiritual support. Company Overview Home Health and Hospice

Encompass Health 8 IRF Patient Mix Referral Sources: • Physicians and acute care hospital case managers are key decision makers. • All IRF patients must meet reasonable and necessary criteria and must be admitted by a physician. • All IRF patients must be medically stable and have potential to tolerate three hours of therapy per day (minimum). • IRF patients receive 24-hour, 7 days a week nursing care. • Average length of stay = 12.7 days Admission to an IRF: Average Age of the Company’s IRF Patients: All Patients = 71 Medicare FFS = 76 Home Health Patient Mix Acute Care Hospitals – 91% Physician Offices / Community – 7% Skilled Nursing Facilities – 2% Referral Sources: • For Medicare, a patient must be confined to the home and need skilled services. • The patient must be under the care of a physician and receive services under a home health plan of care established and periodically reviewed by a physician. • Medicare also requires a face-to-face encounter related to the primary reason the patient requires home health services with a physician or an allowed non-physician practitioner. Admission to home health: 100 90 80 70 60 50 40 30 20 10 Pe rc en ta ge 24.0% 36.7% 31.9% 85.1% Age 85+ Lives alone Has 2 or more ADL limitations Has 3 or more chronic conditions Demographics of all Medicare Home Health Users**: * Rehabilitation Impairment Categories (RICs) represent how the Company admitted the patient; BPCI/CJR (pages 55-57) uses Diagnostic-Related Groups (DRGs) which represent how the acute care hospital discharged the patient. ** Source: Avalere Health and Alliance for Home Health Quality and Innovation Home Health Chart Book 2017 Rehabilitation Impairment Category* 2017 2016 RIC 01 Stroke 18.0% 17.6% RIC 02/03 Brain dysfunction 10.1% 9.4% RIC 04/05 Spinal cord dysfunction 4.0% 3.9% RIC 06 Neurological conditions 21.6% 20.4% RIC 07 Fracture of lower extremity 7.9% 8.1% RIC 08 Replacement of lower extremity joint 4.1% 5.1% RIC 09 Other orthopedic 9.3% 9.9% RIC 10/11 Amputation 2.6% 2.6% RIC 14 Cardiac 4.3% 4.7% RIC 17/18 Major multiple trauma 5.3% 5.2% RIC 20 Other disabling impairments 10.0% 10.0% — All other RICs 2.8% 3.1% Acute Care Hospitals – 35% Physician Offices / Community – 38% IRFs / LTCHs / SNFs – 27% Average Age of the Company’s Home Health Patients: All Patients = 78 Medicare FFS = 79

Encompass Health 9 2015 2016 2017 10.6% 10.4% 10.4% 10.6% 10.7% 10.7% 2015 2016 2017 13.9% 13.1% 12.7% 10.7% 10.1% 9.3% 2015 2016 2017 75.2% 75.7% 76.0% 78.0% 78.7% 79.4% Home Health QualityIRF Quality Discharge to Community Discharge to Skilled Nursing Discharge to Acute Hospital Refer to pages 106-110 for end notes. 3.3 3.7 Quality of Care Star Ratings(3) 96% of our home health agencies are 3 Stars or higher; 47% are 4 Stars or higher 3.4 3.7 Patient Satisfaction Star Ratings(3) 95% of our home health agencies are 3 Stars or higher; 62% are 4 Stars or higher Encompass Health 16.9% 16.4% 30-Day Readmission Rate Percent of patients readmitted to an acute care hospital. Lower is better. 50 bps bette r UDSMR(2) Encompass Health Leading Positions in Quality of Care National Average Percent of cases discharged to the community, including home or home with home health. Higher is better. Percent of patients discharged to a skilled nursing facility. Lower is better. Percent of patients discharged to an acute care hospital. Lower is better.

Encompass Health 10 Leading Position in Cost Effectiveness Inpatient Rehabilitation Medicare pays Encompass Health less per discharge, on average, and Encompass Health treats a higher acuity patient. # Avg. Beds per IRF Avg. Medicare Discharges per IRF(5) Case Mix Index(6) Avg. Est. Total Cost per Discharge for FY 2018 Avg. Est. Total Payment per Discharge for FY 2018 Encompass Health(4) = 123 67 955 1.26 $12,903 $19,776 Free-Standing = (Non-Encompass Health) 153 57 577 1.26 $17,363 $20,749 Hospital Units = 864 24 229 1.20 $20,798 $21,153 Total(7) 1,140 33 354 1.23 $17,753 $20,665 The average estimated total payment per discharge, as stated, does not reflect a 2% reduction for sequestration.(8) Refer to pages 106-110 for end notes. The Company differentiates itself by: Ÿ “Best Practices” clinical protocols Ÿ Supply chain efficiencies Ÿ Sophisticated management information systems Ÿ Economies of scale

Leading Position in Cost Effectiveness | Home Health

	2017 Episodes	Average Revenue per Episode	Average Visits per Episode	Average Revenue per Visit	Cost per Visit
Encompass Health	211,743	$2,998	17.9	$161	$75
Public Peer Average	283,366	$2,835	17.4*	$148*	$81*
Comparison to Peer Average		5.7%	2.9%	8.8%	(7.4)%

Public peer average represents 2017 data from publicly traded home health providers.
* One publicly traded company (Kindred) does not report visit counts.

Average revenue per episode is 5.7% higher than the peer average due to higher acuity patient mix.

Cost per visit is 7.4% lower due to market density and operational efficiency:

- *Caregiver optimization*
- *Optimization of HCHB*
- *Employee culture of excellence*
- *~75% of visits conducted by full-time staff*
- *Daily monitoring of productivity*

Encompass Health 11

Encompass Health 12* Includes consolidated inpatient rehabilitation hospitals classified as same store during each period ** Data provided by UDSMRRefer to pages 106-110 for end notes. New-Store/Same-Store Growth Inpatient Rehabilitation 25.0 20.0 15.0 10.0 5.0 0.0 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Fairlawn(9) 2.0% 1.1% New Store 1.8% 4.4% 5.7% 15.6% 14.2% 11.7% 10.7% 1.3% 1.2% 1.9% 2.4% 2.0% Same Store* 2.9% 2.8% 3.9% 3.0% 2.8% 1.9% 1.9% 0.1% 1.6% 1.6% 1.4% 3.9% Total by Qtr. 6.7% 8.3% 9.6% 18.6% 17.0% 13.6% 12.6% 1.4% 2.8% 3.5% 3.8% 5.9% Total by Year 10.9% 10.8% 4.0% Same-Store Year* 3.2% 1.7% 1.8% Same-Store Year UDS** 1.3% (0.6)% (0.5)% Reliant (857 beds) Franklin, TN (40 beds) Lexington, KY (158 beds) Savannah, GA (50 beds) Pearland, TX (40 beds) Modesto, CA (50 beds) Gulfport, MS (33 beds) Westerville, OH (60 beds) Bryan, TX (49 beds) Broken Arrow, OK (22 beds) Hot Springs, AR (27 beds) Jackson, TN (48 beds)

Encompass Health 13* Includes consolidated home health agencies classified as same store during each period New-Store/Same-Store Growth Home Health 70.0 60.0 50.0 40.0 30.0 20.0 10.0 0.0 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017Admissions Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 New Store 43.5% 41.6% 35.4% 8.1% 5.7% 6.4% 6.7% 3.5% Same Store* 12.6% 11.1% 15.3% 14.0% 13.9% 13.3% 8.8% 10.1% Total by Quarter 56.1% 52.7% 50.7% 22.1% 19.6% 19.7% 15.5% 13.6% Total by Year 43.6% 17.0% Same-Store Year* 13.7% 11.4% Acquired CareSouth (44 home health agencies in 7 states) in November 2015 u In 2016, the Company acquired or opened 10 home health locations. u In 2017, the Company acquired or opened 15 home health locations.

Encompass Health 14 Medicaid Medicare Advantage Managed Care Medicare Other Per Diem/Visit or CMG/Episodes - Negotiated rate - Some are “tiered” for acuity/severity Per Diem/Visit or CMG/Episodes - Negotiated rate - Some are “tiered” for acuity/severity Prospective Payment System (“PPS”) - IRF: Paid per discharge by Case Mix Group (“CMG”) - Home Health: Paid per 60-day episode of care by Home Health Resource Group (“HHRG”) • An episode is paid in two installments: 1) Request for Anticipated Payment (“RAP”) 2) Final bill after episode is complete Varies by state Payors (Q4 2017) Payor Source Payment Methodology% of Revenues 86.1%73.6% 8.9% 8.3% 3.7% 10.5% 3.0% 1.1%4.6% 0.2% Inpatient Rehab Segment Home Health & Hospice Segment Variety of methodologies

Independent Research Concludes IRFs are a Better Rehabilitation Option for Stroke Patients than SNFs



AHA/ASA Guideline

Guidelines for Adult Stroke Rehabilitation and Recovery

A Guideline for Healthcare Professionals From the American Heart Association/American Stroke Association

Endorsed by the American Academy of Physical Medicine and Rehabilitation and the American Society of Neurorehabilitation

The American Academy of Neurology affirms the value of this guideline as an educational tool for neurologists and the American Congress of Rehabilitation Medicine also affirms the educational value of these guidelines for its members

Carolee J. Winstein, PhD, PT, Chair; Joel Stein, MD, Vice Chair; Ross Arena, PhD, PT, FAHA; Barbara Bates, MD, MBA; Leora R. Cherney, PhD; Steven C. Cramer, MD; Frank Deruyter, PhD; Janice J. Eng, PhD, BSc; Beth Fisher, PhD, PT; Richard L. Harvey, MD; Catherine E. Lang, PhD, PT; Marilyn MacKay-Lyons, BSc, MScPT, PhD; Kenneth J. Ottenbacher, PhD, OTR; Sue Pugh, MSN, RN, CNS-BC, CRRN, CNRN, FAHA; Mathew J. Reeves, PhD, DVM, FAHA; Lorie G. Richards, PhD, OTR/L; William Stiers, PhD, ABPP (RP); Richard D. Zorowitz, MD; on behalf of the American Heart Association Stroke Council, Council on Cardiovascular and Stroke Nursing, Council on Clinical Cardiology, and Council on Quality of Care and Outcomes Research

Purpose—The aim of this guideline is to provide a synopsis of best clinical practices in the rehabilitative care of adults recovering from stroke.

Methods—Writing group members were nominated by the committee chair on the basis of their previous work in relevant topic areas and were approved by the American Heart Association (AHA) Stroke Council's Scientific Statement Oversight Committee and the AHA's Manuscript Oversight Committee. The panel reviewed relevant articles on adults using computerized searches of the medical literature through 2014. The evidence is organized within the context of the AHA framework and is classified according to the joint AHA/American College of Cardiology and supplementary AHA methods of classifying the level of certainty and the class and level of evidence. The document underwent extensive AHA internal and external peer review, Stroke Council Leadership review, and Scientific Statements Oversight Committee review before consideration and approval by the AHA Science Advisory and Coordinating Committee.

Results—Stroke rehabilitation requires a sustained and coordinated effort from a large team, including the patient and his or her goals, family and friends, other caregivers (eg, personal care attendants), physicians, nurses, physical and occupational therapists, speech-language pathologists, recreation therapists, psychologists, nutritionists, social workers, and others. Communication and coordination among these team members are paramount in maximizing the effectiveness and efficiency of rehabilitation and underlie this entire guideline. Without communication and coordination, isolated efforts to rehabilitate the stroke survivor are unlikely to achieve their full potential.

103 of the Company's IRFs hold The Joint Commission's Disease-Specific Care Certification in Stroke Rehabilitation.

"**Whenever possible, the American Stroke Association strongly recommends that stroke patients be treated at an inpatient rehabilitation facility rather than a skilled nursing facility**. While in an inpatient rehabilitation facility, a patient participates in at least three hours of rehabilitation a day from physical therapists, occupational therapists, and speech therapists. Nurses are continuously available and doctors typically visit daily."*

"If the hospital suggests sending your loved one to a skilled nursing facility after a stroke, **advocate for the patient to go to an inpatient rehabilitation facility instead**…"*

"The studies that have compared outcomes in hospitalized stroke patients first discharged to an IRF, a SNF, or a nursing home have generally shown that **IRF patients have higher rates of return to community living and greater functional recovery**, whereas patients discharged to a SNF or a nursing home have higher rehospitalization rates and substantially poorer survival."**

Encompass Health

* AHA/ASA press release, "Inpatient rehab recommended over nursing homes for stroke rehab," issued May 4, 2016 (newsroom.heart.org)

** "Guidelines for Adult Stroke Rehabilitation and Recovery," issued May 2016 (stroke.ahajournals.org)

15

Encompass Health 16 • Largest provider of inpatient rehabilitation services • 4th largest provider of Medicare-certified skilled home health services • Consistent delivery of high-quality, cost-effective, integrated facility- based and home-based care • Enhanced utilization of technology (e.g., clinical, data management, and technology-enabled business processes) Strong and Sustainable Business Fundamentals • Effective labor management • Efficient supply chain • Economies related to scale and market density • Strong balance sheet and liquidity, no significant near-term maturities (credit agreement matures in 2022; bonds mature in 2023 and beyond) • Substantial free cash flow generation • Attractive organic growth opportunities in both segments • Flexible inpatient rehabilitation de novo and acquisition strategy • Home health and hospice platform with track record of growth through acquisitions • Portfolio of 127* IRFs as of December 31, 2017 P 88 owned and 39 leased • Favorable demographic trends driving increased demand • Nondiscretionary nature of many conditions treated • Highly fragmented post-acute sectors present acquisition and joint venture opportunities * Includes one nonconsolidated entity. Real Estate Ownership Attractive Healthcare Sectors Growth Opportunities Cost-Effectiveness Financial Strength Industry Leading Positions

Encompass Health 17 Investment Thesis and Strategy Encompass Health’s ability to adapt to changes, build strategic relationships, and consistently provide high-quality, cost-effective care positions the Company for success in the evolving healthcare industry.

Investment Thesis

Encompass Health is positioned to become the nation's leading provider of integrated post-acute services.

The healthcare industry is evolving toward integrated delivery models and value-based care. Providers must be able to adapt to changes, build strategic relationships across the healthcare continuum, and consistently provide high-quality, cost-effective care to be successful.

Change Agility	Demonstrated ability to adapt across economic cycles and in the face of numerous and significant regulatory and legislative changes
Strategic Relationships	Joint ventures with acute-care partners comprise one-third of IRF portfolio.
	Formed Post-Acute Innovation Center in collaboration with Cerner Corporation to develop enhanced tools to manage patients across the continuum of care
	Partnered with the American Heart Association/American Stroke Association to jointly work to elevate national and local awareness that stroke is treatable and beatable through rehabilitation and community support
Quality of Patient Outcomes	Outcomes in both operating segments exceed national industry standards.
Cost Effectiveness	Treatment of more medically complex patients at lower average costs than other post-acute providers through superior clinical protocols, economies of scale, and technology-enabled business processes
Growth	Both of the Company's segments benefit from favorable demographic trends and the nondiscretionary nature of many conditions treated.

Encompass Health 18

Encompass Health 19 Elements of Strategy Strategy The Company’s strategy is to expand its network of inpatient rehabilitation hospitals and home health and hospice agencies, further strengthen its relationships with healthcare systems, provider networks, and payors in order to connect patient care across the healthcare continuum, and to deliver superior outcomes. Clinical Expertise and High-Quality Outcomes Financial Resources Advanced Technology Sustained Growth Post-Acute Innovation

Encompass Health 20 Elements of Strategy Clinical Expertise and High-Quality Outcomes Institutional programs and advanced treatment protocols connect care and allow seamless transition of patients across the healthcare continuum Leverage technology to strengthen clinical data analytics Integration of care transition coordinators 105 Encompass Health inpatient rehabilitation hospitals hold one or more disease- specific certifications, including 103 with stroke-specific certifications Outcomes in both operating segments exceed national industry standards (see page 9) Financial Resources Strong, well-capitalized balance sheet Free cash flow funds growth and shareholder distributions Advanced Technology Proprietary rehabilitation-specific clinical information system (known as "ACE-IT") Proprietary management reporting system (known as "Beacon") Optimization of Homecare Homebase Sustained Growth Highly fragmented sectors present acquisition and joint venture growth opportunities Technology-facilitated and data-driven sales processes Barriers to entry include capital investments, clinical expertise, regulatory compliance, and Certificate of Need (“CON”) requirements Post-Acute Innovation Predictive analytics used to enhance patient outcomes (e.g., ReACT; Sepsis Alert) Ongoing innovation with initiatives such as the Post-Acute Innovation Center Active participant in various alternative payment models

Encompass Health 21 Home-Based Post-Acute Services • More care in the home (lowest cost setting) • Ability to care for high-acuity patients with multiple chronic conditions Future Post-Acute Providers Inpatient Rehabilitation Hospitals • Full range: low acuity à high acuity • 24/7 nursing coverage • Eliminates payment silos • Integrated Delivery Payment Models • Value-Based Payments • Site Neutrality Current Post-Acute Providers Facility-Based Post Acute Services Skilled Nursing Facilities Home Health Long-Term Acute Care Hospitals • Medicare payments/regulations are site specific (e.g., 60% Rule, 3-Hour Rule, “preponderance” of one-to-one therapy). ▪ The Company believes the healthcare industry is moving toward integrated delivery payment models, value-based purchasing, and site neutrality. ▪ To succeed, providers must be able to adapt to changes in the regulatory and operating environments, build strategic relationships across the healthcare continuum, and consistently provide high-quality care at a cost-effective price. The Healthcare Landscape is Changing. • Medicare payments/regulations will be outcome focused. • Many existing regulations will become unnecessary.

The Company is Well-Positioned for the Progression Towards Site Neutrality as It Will be Able to Treat All Types of Post-Acute Patients by Leveraging Its Operational Expertise Across Its Network of Facility-Based and Home-Based Assets.



The Company's IRFs have the physical construct, clinical staffing, and operating expertise to "pivot from the center" to address the full spectrum of inpatient post-acute needs in a site neutral environment.
Present
LTACs
IRFs
SNFs
Always Available
Sometimes Available
Seldom Available
Therapy Gym & Training
Systems for All PAC Patients
Staff Trained for All Acuity
Home Health
Progression to Site Neutrality
Future
Post-Acute Inpatient Hospitals
Post-Acute Inpatient Spectrum
Higher Acuity
Lower Acuity
Higher acuity patients will transition from post-acute inpatient hospitals to home health. Lower acuity patients will go directly to home health.

Encompass Health 22

The Company Continues to Improve the Patient Experience Through Integrated Care Delivery

Inpatient Rehabilitation-Home Health Clinical Collaboration (All Payors) Overlap Markets*

- As of December 31, 2017, ~60% of Encompass Health's inpatient rehabilitation hospitals were located within overlap markets.*
- The clinical collaboration rate with Encompass Health's inpatient rehabilitation hospitals increased by 350 basis points in Q4 2017 compared to Q4 2016.
- The Company's clinical collaboration rate objective for overlap markets is 35% to 40% within the next two years.
- TeamWorks clinical collaboration is a process to identify and standardize best practices for integrated patient care.
  - Initiative launched in February 2017
  - Began piloting redesigned clinical collaboration process in July 2017
  - Implementation completed in December 2017

TEAMWORKS



28.2%
Collaboration Rate
3,963
10,074
31.7%
Collaboration Rate
4,939
10,660
Q4 2016
Q4 2017
Encompass Health IRF Discharges to:
Encompass Health Home Health
Non-Encompass Health Home Health

* Overlap markets have an Encompass Health IRF and an Encompass Health home health location within a 30-mile radius, excluding markets that have home health licensure barriers. Home health locations in overlap markets are open for 12 months before inclusion in the clinical collaboration rate.

Encompass Health 23

Clinical Initiatives to Further Improve Quality



Reduce Acute Care Transfers
(tracked in the IRF QRP*)

Problem:
Acute care transfers can negatively influence patient outcomes and result in unnecessary healthcare expenditures and penalties.

Solution:
Utilize extensive proprietary database of IRF patients to engage in predictive modeling to identify patients at risk for acute care transfer and implement intervention strategies as part of the plan of care.



Infection Control

Problem:
Infections are a threat to patient safety and add to growing healthcare costs.

Solution:
Standardize and improve infection control practices across the company in order to reduce the risk of infection to patients and apply evidenced-based decision making in the Company's IRFs.



Clinical Collaboration

Problem:
Poor coordination of the discharge process between healthcare providers can result in challenges with the transition of care, unnecessary duplication of services, and avoidable medical errors.

Solution:
Develop clinical protocols and coordinated discharge planning between IRFs and home health agencies; implement TeamWorks initiative to standardize best practices across all overlap markets; and integrate Care Transition Coordinators to implement patient-centered transition plans that promote quality, safety and patient choice.

* IRF Quality Reporting Program

Encompass Health 24

Encompass Health 25 Business Outlook, Including Guidance (as of March 13, 2018)

2017 Summary

GROWTH

- **Opened** or **acquired** 4 new IRFs (including 3 joint ventures)
  - 6 IRF projects underway as of December 31, 2017
- **Expanded** existing IRFs by 166 beds
- **Acquired** or **opened** 15 home health agencies and 2 hospice locations

OPERATIONAL INITIATIVES

- **Increased clinical collaboration** between IRFs and Home Health
  - **Clinical collaboration rate increased** by 350 basis points over Q4 2016
  - **Completed** TEAMWORKS initiative to **extend best practices** across all overlap markets.
- **Enhanced use of technology** to further improve patient outcomes
  - **Completed** installation of ACE-IT and **continued** in-service upgrades
  - **Enhanced utilization** of clinical data analytics (e.g., ReAct; Sepsis Alert)
  - **Announced** formation of Post-Acute Innovation Center in collaboration with Cerner

CAPITAL STRUCTURE

- **Reduced** leverage
  - **Redeemed** $320 million of convertible notes by issuing ~8.9 million shares common stock and paying cash of $0.6 million
- **Increased** size of revolver from $600 million to $700 million and extended maturity to 2022
- **Continued** shareholder distributions
  - **Repurchased** 0.9 million shares of common stock for ~$38 million
  - **Paid** ~$92 million in cash dividends
  - **Raised** quarterly cash dividend per common share for fourth straight year (from $0.24 to $0.25)

Encompass Health 26

Encompass Health 27 GROWTH OPERATIONAL INITIATIVES CAPITAL STRUCTURE Priorities for 2018 u Expand portfolio of inpatient rehabilitation hospitals Ÿ Demographic trends driving increased demand for inpatient rehabilitation services Ÿ IRFs are best positioned to expand service offering in the progression towards site neutrality (see page 22) Ÿ Joint venture or wholly owned opportunities based on market-specific dynamics Ÿ Increase capacity at existing IRFs via bed additons u Expand portfolio of home health and hospice agencies Ÿ Demographic trends driving increased demand for skilled home health services and in-home hospice services Ÿ Home health benefiting from skilled nursing facility (“SNF”) disintermediation Ÿ Continue emphasis on: ü Increasing overlap with the Company’s inpatient rehabilitation hospitals ü Increasing market density via acquisitions in existing and contiguous home health markets Ÿ Build scale in hospice service line

Encompass Health 28 CAPITAL STRUCTURE OPERATIONAL INITIATIVES u Implement rebranding and name change (see page 34) u Continue to develop and implement post-acute patient navigation tools • Post-Acute Innovation Center ü Enhanced data analytics to design post-acute clinical pathways ü Formation of post-acute networks including third-party providers u Continue to enhance clinical collaboration between the Company’s IRFs and home health locations, including TEAMWORKS initiative to extend best practices across all overlap markets u Refine and expand use of predictive data analytics to further improve patient outcomes (e.g., ReAct; Sepsis Alert) u Increase participation in alternative payment models Priorities for 2018 GROWTH u Maintain real estate ownership and balance sheet flexibility u Consider opportunistic refinancings u Continue to augment returns from investments in operations with shareholder distributions

Encompass Health 29Refer to pages 106-110 for end notes. Guidance - as of March 13, 2018 Adjusted EBITDA(10) Adjusted Earnings per Share from Continuing Operations Attributable to Encompass Health(11) Net Operating Revenues* 2018 Guidance Net Operating Revenues* Adjusted EBITDA(10) $830 million to $850 million Adjusted Earnings per Share from Continuing Operations Attributable to Encompass Health(11) $3.25 to $3.40 $3,919.0 million $823.1 million $2.76 $4,080 million to $4,190 million 2017 Actuals * In the first quarter of 2018, the Company will adopt a new revenue recognition accounting standard. Under the new standard, amounts the Company previously presented as provision for doubtful accounts become a component of consolidated net operating revenues. See "Estimated Impact of the New Revenue Recognition Accounting Standard" on page 30 for more details.

Estimated Impact of the New Revenue Recognition Accounting Standard

- During the first quarter of 2018, Encompass Health will adopt a new accounting standard (ASC 606 - Revenue from Contracts with Customers) which clarifies the standards for recognizing revenue.
- Based on the Company's current evaluation of the new standard, the expected impact to the Company will be that amounts previously presented as provision for doubtful accounts become a component of consolidated net operating revenue (both segments impacted similarly).
  - This will have the effect of reducing net operating revenues but will be neutral to Adjusted EBITDA and adjusted EPS.
- The Company will retrospectively adopt the new standard during Q1 2018, which means previously reported quarterly and full-year results for 2017 will be updated to reflect the requirements of the new standard.

Expected Impact of the New Revenue Standard - Historical Periods

	As Reported						Recast					
	Q4-17	Q3-17	Q2-17	Q1-17	FY 2017	FY 2016	Q4-17	Q3-17	Q2-17	Q1-17	FY 2017	FY 2016
Net operating revenue (millions)	$1,019.7	$ 995.6	$ 981.3	$ 974.8	$3,971.4	$3,707.2	$1,010.0	$ 983.0	$ 967.6	$ 958.4	$3,919.0	$3,646.0
Provision for doubtful accounts (millions)	9.7	12.6	13.7	16.4	52.4	61.2	—	—	—	—	—	—
Inpatient rehabilitation revenue/discharge	17,871	17,896	17,823	18,131	17,929	17,577	17,693	17,654	17,557	17,812	17,679	17,265
Home health revenue/episode	2,989	3,022	2,989	2,991	2,998	3,031	2,976	3,008	2,975	2,978	2,984	3,017
Adjusted EBITDA (millions)	208.2	204.6	209.5	200.8	823.1	793.6	No Change					
Adjusted EPS	0.70	0.66	0.71	0.70	2.76	2.67	No Change					

Expected Impact of the New Revenue Standard - 2018 Guidance

(in millions, except per share data)	Prior	Recast
Net operating revenue	$4,150 - 4,250	$4,080 - 4,190
Adjusted EBITDA	830 - 850	No change
Adjusted EPS	3.25 - 3.40	No change

Encompass Health 30

2018 Guidance Considerations

Inpatient Rehabilitation

- Estimated 0.8% increase in Medicare pricing for Q1 through Q3; ~1.25% for Q4
- Salary increase of ~3.0%; benefits increase of ~8.0% to 12.0%
- Bad debt expense of 1.6% to 1.9% of net operating revenues*

Home Health and Hospice

- Estimated 0.5% net Medicare pricing reduction for CY 2018
- Salary increase of ~3.0%; benefits increase of ~8.0% to 12.0%
- Inclusive of home health and hospice acquisitions in 2018

Consolidated

- Includes approximately $11 million to $13 million of operating expenses (included in corporate general and administrative expenses) associated with the rebranding and name change
- Diluted share count of ~99.5 million shares
- Tax rate of ~28% (includes impact from Tax Cuts and Jobs Act)

* In the first quarter of 2018, the Company will adopt a new revenue recognition accounting standard. Under the new standard, amounts the Company previously presented as provision for doubtful accounts become a component of consolidated net operating revenues. See "Estimated Impact of the New Revenue Recognition Accounting Standard" on page 30 for more details.

Encompass Health 31

Encompass Health 32Reconciliations to GAAP provided on pages 93-104. Refer to pages 106-110 for end notes. u Increased cash payments for taxes in 2018 primarily due to exhaustion of federal NOL in Q1 2017 Adjusted Free Cash Flow(12) Assumptions Certain Cash Flow Items (millions) 2017 Actuals 2018 Assumptions • Cash interest expense (net of amortization of debt discounts and fees) $145.7 $140 to $150 • Cash payments for taxes, net of refunds $94.5 $105 to $135 • Working capital and other $(23.0) $50 to $70 • Maintenance CAPEX $138.3 $130 to $150 • Adjusted Free Cash Flow $467.6 $325 to $425 u Maintenance capital expenditures in 2018 reflect completion of new home office and completion of the ACE-IT installation, offset by expenditures associated with rebranding. u Working capital increase in 2018 due to expected resumption of Medicare pre-payment claims denials

Encompass Health 33See the debt schedule on page 62. Refer to pages 106-110 for end notes. Uses of Free Cash Flow 2017 Actuals 2018 Assumptions Growth in Core Business IRF bed expansions $25.5 $30 to $40 New IRFs - De novos 75.2 80 to 110 - Acquisitions 10.9 opportunistic - Replacement IRFs and other 9.7 40 to 50 New home health and hospice acquisitions 27.9 50 to 100 $149.2 $200 to $300, excluding IRF acquisitions Debt Reduction Debt redemptions (borrowings), net $163.0 $ opportunistic Shareholder Distributions Cash dividends on common stock(13) 91.5 ~100 Purchase of Home Health Holdings rollover shares (see page 64) N/A ~65 Common stock repurchases $38.1 opportunistic $292.6 $TBD Quarterly cash dividend currently set at $0.25 per common share ~$58 million authorization remaining as of December 31, 2017 Net redemptions in 2017 exclude ~$276 million associated with the non- cash conversion of the Convertible Senior Subordinated Notes.

Rebranding and Name Change

Encompass Health

- **The Company's rebranding and name change reinforce its existing strategy and position as an integrated provider of inpatient and home-based care.**
  - Effective January 1, 2018, HealthSouth Corporation changed its name to Encompass Health Corporation, with a corresponding ticker symbol change from "HLS" to "EHC."
  - Both business segments – inpatient rehabilitation and home health and hospice – will fully transition to the Encompass Health branding by the end of the first quarter of 2019.
  - Total rebranding investment estimated to be ~$25 million to $30 million, to be incurred between 2017 and 2019

	2017	2018	2019	Total
Operating expenses*	~$6 million	~$11 to $13 million	~$1 to $2 million	~$18 to $21 million
Capital expenditures	~$1 million	~$5 to $6 million	~$1 to $2 million	~$7 to $9 million
Total rebranding investment	~$7 million	~$16 to $19 million	~$2 to $4 million	~$25 to $30 million

* Included in corporate general and administrative expenses line item

Encompass Health
34

Encompass Health 35 Business Outlook: 2018 to 2020 2018 2019 2020 Key Operational Initiatives • Implement rebranding and name change • Develop and implement post-acute patient navigation tools • Enhance clinical collaboration between the Company’s IRFs and home health locations, including TEAMWORKS initiative to extend best practices across all overlap markets • Refine and expand use of clinical data analytics to further improve patient outcomes (e.g., ReAct; Sepsis Alert) • Increase participation in alternative payment models Core Growth • Same-store IRF growth • New-store IRF growth (de novos and acquisitions) • Same-store home health and hospice growth • New-store home health and hospice growth (acquisitions and de novos) Expansion of Service Offerings • Consider acquisitions of other complementary businesses Strong Balance Sheet • Maintain real estate ownership strategy and balance sheet flexibility Shareholder Distributions • Quarterly cash dividends on common stock • Purchases of Home Health Holdings rollover shares • Opportunistic common stock repurchases

Business Outlook 2018 to 2020: Revenue Assumptions

Volume (Includes New Stores)	Inpatient Rehabilitation* 3+% annual discharge growth			Home Health* 10+% annual admission growth		
Medicare Pricing	Approx. 73% of Revenue			Approx. 85% of Revenue		
	FY 2018 Q417-Q318[14]	FY 2019 Q418-Q319 Estimate†	FY 2020 Q419-Q320 Estimate†	CY 2018 Q118-Q418[14]	CY 2019 Q119-Q419 Estimate†	CY 2020 Q120-Q420[15]
Market basket update	1.0%	2.8%	2.9%	1.0%	2.8%	1.5%
Healthcare reform reduction	-	(75) bps	-	-	-	-
Coding intensity reduction	-	-	-	(0.9%)	-	-
Legislative changes to the rural add-on program[15]	-	-	-	-	~(0.1%)	~(0.2%)
Healthcare reform productivity adjustment	-	(80) bps	(50) bps	-	(80) bps	-
Net impact - all providers	1.0%	1.25%	2.4%	0.1%	~1.9%	~1.3%
Impact from case mix re-weighting	-	-	-	(0.6%)	-	-
Estimated impact to Encompass Health[16]	0.8%			(0.5%)		
Medicare Advantage and Managed Care Pricing	Approx. 19% of Revenue			Approx. 14% of Revenue		
Expected Increases	2-4%	2-4%	2-4%	0-2%	0-2%	0-2%

* Outpatient and hospice, which services accounted for 4.6% of total operating revenues for full-year 2017, are not included in the pricing assumptions.

† Estimates are based on current CMS and Congressional Budget Office projections which do not include potential changes from legislation or the CMS rule-making process.
Refer to pages 106-110 for end notes.

Encompass Health 36

Business Outlook 2018 to 2020: Labor and Other Expense Assumptions

Inpatient Rehabilitation

Home Health and Hospice

Salaries and Benefits	2018	2019	2020
Salary increases	2.75-3.25%	2.75-3.25%	2.75-3.25%
Benefit costs increases	8-12%*	5-10%	5-10%

% of Total Operating Expenses


Salaries and Benefits ~70%
IRF Expenses ~30%

% of Salaries and Benefits	
Salaries	~90%
Benefits	~10%

% of Total Operating Expenses


Salaries and Benefits ~85%
Other Expenses ~15%

IRF Expenses

- Other operating expenses and supply costs tracking with inflation

Home Health and Hospice Expenses

- Other operating expenses and supply costs tracking with inflation

* Expected benefit costs increase in 2018 is reflective of lower group medical expenses incurred in 2017.

Encompass Health 37

Encompass Health 38 IRF-PPS Fiscal Year 2018 Final Rule: Key Provisions Company Observations Pricing: • Net pricing impact to the Company expected to be an increase of approx. 0.8% for FY 2018 (see page 36) • Because of its efficient cost structure, the Company receives very few outlier payments despite treating higher acuity patients (see page 87). Quality: • The Company will supplement existing quality reporting systems to meet the new requirements. Source: https://www.federalregister.gov/documents/2017/08/03/2017-16291/medicare-program-inpatient- rehabilitation-facility-prospective-payment-system-for-federal-fiscal CMS: • Removed All-Cause Unplanned Readmission Measure for 30 Days Post- Discharge from IRF; • Removed and replaced the Percent of Residents or Patients with Pressure Ulcers That Are New or Worsened (Short Stay) (NQF #0678) measure with a modified version entitled Changes in Skin Integrity Post-Acute Care: Pressure Ulcer/Injury beginning with the FY 2020 IRF QRP; • Added six quality measures to those publicly reported on IRF Compare; and • Finalized the data elements currently reported on the IRF-PAI that meet the definition of standardized patient assessment data for the IMPACT Act. New Quality Reporting Update to Payment Rates The final rule: • Implemented a net 1.0% market basket increase as established by the Medicare Access and CHIP Reauthorization Act (MACRA) of 2015; • Updated Case-Mix Group Relative Weights and Average Length of Stay Values; • Updated the outlier threshold; and • Updated wage index values. 60% Rule - Update to Presumptive Methodology Code List • CMS finalized certain changes to the list of codes it uses to presumptively test compliance with the 60% Rule. – The final rule adds ICD-10-CM diagnosis codes for traumatic brain injury, hip fracture, and major multiple trauma (effective beginning on or after October 1, 2017). – The final rule does not include the originally proposed removal of certain ICD-10-CM codes.

HH-PPS Calendar Year 2018 Final Rule: Key Provisions

Final Rule Update to 2018 Payment Rates

The final rule:

- Implemented a **net 1.0%** market basket **increase** as established by the Medicare Access and CHIP Reauthorization Act (MACRA) of 2015 and
- Implemented year three of a three-year nominal case-mix coding intensity reduction adjustment of (0.9%).

The final rule would have implemented the expiration of the rural add-on (0.5%), but Congress elected to extend the adjustment through 2022[15], albeit declining in amount along the way.

New Quality Reporting Measures

CMS adopted, for the CY 2020 payment determination, three measures to meet the requirements of the IMPACT Act:

- Changes in skin integrity post-acute care pressure ulcer/injury;
- Application of % of residents experiencing one or more falls with major injury; and
- Application of % of long-term care hospital patients with an admit and discharge functional assessment and care plan that addresses function.

These finalized measures will be calculated from OASIS data.

Proposed Home Health Groupings Model Not Finalized[15]

CMS did not finalize its proposal to implement significant changes to the home health payment system beginning on January 1, 2019. These changes were known as the Home Health Groupings Model ("HHGM").

Company Observations

Pricing:

- *Net pricing impact to the Company expected to be a decrease of approx. 0.5% for CY 2018 (see page 36)*

Quality:

- *The Company will supplement existing processes and systems to meet the new requirements.*

Payment System[15]:

- *The Company will continue to engage with CMS, Congress, and other stakeholders to ensure any change to the underlying payment system maintains access to needed home health services.*

Encompass Health

Sources: https://www.federalregister.gov/documents/2017/11/07/2017-23935/medicare-and-medicaid-programs-cy-2018-home-health-prospective-payment-system-rate-update-and-cy

39

Encompass Health 40 Company observations and considerations with respect to the IMPACT Act: ▪ It was developed on a bi-partisan basis by the House Ways and Means and Senate Finance Committees and incorporated feedback from healthcare providers and provider organizations that responded to the Committees’ solicitation of post-acute payment reform ideas and proposals. ▪ It directs the United States Department of Health and Human Services (“HHS”), in consultation with healthcare stakeholders, to implement standardized data collection processes for post-acute quality and resource use measures. ▪ Although the IMPACT Act does not specifically call for the implementation of a new post-acute payment system, the Company believes this act will lay the foundation for possible future post-acute payment policies that would be based on patients’ medical conditions and other clinical factors rather than the setting where the care is provided. ▪ It will create additional data reporting requirements for the Company’s IRFs(17) and home health agencies. The precise details of these new reporting requirements, including timing and content, will be developed and implemented by the Centers for Medicare and Medicaid Services through the regulatory process the Company expects will take place over the next several years. ▪ While the Company cannot quantify the potential financial effect of the IMPACT Act on Encompass Health, the Company believes any post-acute payment system that is data driven and focuses on the needs and underlying medical conditions of post-acute patients will be positive for providers who offer high-quality, cost-effective care. Encompass Health believes it is doing just that and expects this act will be positive for the Company. ▪ However, it will likely take years for the quality data to be gathered, standardized patient assessment data to be assembled and disseminated, and potential payment policies to be developed, tested and promulgated. As the nation’s largest owner and operator of inpatient rehabilitation hospitals, the Company looks forward to working with HHS, the Medicare Payment Advisory Commission and other healthcare stakeholders on these initiatives. IMPACT Act of 2014 - Enacted October 6, 2014 Source: https://www.govtrack.us/congress/bills/113/hr4994/text Refer to pages 106-110 for end notes.

Encompass Health 41 Growth Encompass Health is a leader in serving the post-acute patient population and has multiple avenues available for sustained growth in both segments. Favorable demographic trends are driving increased demand.

The Company Has Multiple Avenues Available for Sustained Growth in Both Segments

- **The Company continues to have excellent organic growth opportunities in inpatient rehabilitation, home health, and hospice.**
  - Track record of consistent market share gains
  - IRF organic growth supplemented by bed additions
  - Maturation of acquired home health locations
- **Target four to six new inpatient rehabilitation hospitals per year to complement organic growth**
  - De novos and acquisitions will allow entry into, and growth in, new markets.
  - Proven track record of success
- **Target $50 to $100 million per year toward home health and hospice acquisitions to complement organic growth**
  - Home health acquisitions and new-store growth prioritized in Encompass Health IRF markets without current overlap
  - Build additional scale in hospice via acquisitions and de novos

Encompass Health 42

Encompass Health 43 Both Segments Benefit from a Demographic Tailwind: Growth in the Medicare Beneficiary Population Projected Population of Age 65+ Age 80+Age 70-79Age 65-69 Millions • The growth rate of Medicare beneficiaries increased in 2011 to an approx. 3% CAGR as “Baby Boomers” started turning age 65. • The CAGR for the population in Encompass Health’s average patient age range is ~5%. 41% (19.0M) 43% (22.8M) 45% (27.0M) 46% (31.1M) 46% (33.8M) CAGR (Population Growth by Age) Age 2014to 2018 2018 to 2022 2022 to 2026 2026 to 2030 65-69 3.0% 2.7% 1.6% (0.1)% 70-74 5.1% 3.8% 2.6% 2.1% 75-79 4.1% 5.1% 5.0% 2.1% 80+ 1.6% 2.5% 3.6% 5.3% Total 3.3% 3.4% 3.0% 2.3% ~3% CAGR Source: www.census.gov/data/datasets/2014/demo/popproj/2014-popproj.html Baby Boomer wave reaches average age of an Encompass Health Medicare patient (~76).

Encompass Health 44 1,600 1,400 1,200 1,000 800 600 400 200 0 132 127 122 117 112 107 102 97 92 87 82 77 72 2013 2014 2015 2016 2017 Projected 2018 % Increase in licensed beds 4% 18% 1% 4% 3% Total number of licensed beds 6,825 7,095 8,404 8,504* 8,851 9,120 Total number of IRFs 103 107 121 123* 127 131 Multi-faceted Inpatient Rehabilitation Growth Strategy Total IRFsNew Beds 2017 bed count increase • Gulfport, MS (33 beds) • Westerville, OH (60 beds) • Jackson, TN (48 beds) • Pearland, TX (40 beds) • Bed expansions (166 beds) 2018 projected bed count increase • Shelby County, AL (34 beds) • Hilton Head, SC (38 beds) • Murrells Inlet, SC (29 beds) • Winston-Salem, NC (68 beds) • Bed expansions (~100 beds) * 2016 total number of licensed beds and total number of IRFs includes the disposal of 61 beds at Beaumont, TX (sold June 2016) and 83 beds at Austin, TX (closed August 2016). Wholly Owned and Joint Venture s Bed Expansions De Novos Acquisitions

Inpatient Rehabilitation Growth Pipeline

Disciplined Approach to New Store Growth
- $7.4 Billion Medicare IRF Market -

Considerations:

- Market demographics
- Presence of other IRFs
- Geographic proximity to other Company IRFs and home health locations
- Potential joint venture partners

Typical Development Pipeline

	Exploratory / CA Executed	Actively Working	Near-term Actionable
No. of Projects	30 - 40	10 - 12	4 - 6

Factors:

- Certificate of Need process/timeline
- Fair market valuation of contributed assets (joint ventures only)
- Partnership complexities

The Company's Value Proposition

- ✓ CAPEX to build free-standing IRF, freeing up space for medical/surgical beds in an acute care facility for a JV partner
- ✓ Enhance the position of the acute care hospital to meet quality requirements and effectively participate in alternative payment models
- ✓ Increased acute care hospital flow-through by taking appropriate higher acuity patients faster than other post-acute settings
- ✓ Clinical collaboration between the Company's IRFs and home health locations
- ✓ Proprietary rehabilitation-specific clinical information system ("ACE-IT") integrated with acute care hospitals' clinical information systems to facilitate patient transfers, reduce readmissions, and enhance outcomes
- ✓ Proprietary real-time performance management systems (care management, labor productivity, quality reporting, therapy analysis and expense management) to ensure appropriate clinical oversight and improve profitability
- ✓ Proven track record of efficient management of regulatory process (CON, licensure, occupancy, etc.)
- ✓ Experienced transaction/integration team
- ✓ National leader in post-acute policy activities
- ✓ TeamWorks approach to sales and marketing
- ✓ Supply chain efficiencies
- ✓ Medical leadership and clinical advisory boards

Source: MedPAC December 2016 Public Meeting presentation
CA = confidentiality agreement

Encompass Health 45

Encompass Health 46 • The Company’s IRF joint ventures began in 1991 with Vanderbilt University Medical Center. • The Company’s joint venture acute care hospital partners own equity that ranges from 2.5% to 50%. • 41 of 42 IRFs are consolidated joint ventures, with one accounted for under the equity method. Inpatient Rehabilitation Acute Care Joint Venture Partnerships 42* IRF joint venture hospitals in place with major healthcare systems such as: Joint ventures with acute care hospitals establish a solid foundation for integrated delivery and alternative payment models. • Barnes-Jewish • Monmouth Medical Center (Barnabas Health) • University of Virginia Medical Center • Yuma Regional Medical Center • Vanderbilt University Medical Center • Mercy Health System • Geisinger Health System • Maine Medical Center • Martin Health System • Methodist Healthcare-Memphis Hospitals, a subsidiary of Methodist Le Bonheur Healthcare * Excludes IRF joint venture hospitals that have been announced but were not operational as of December 31, 2017: Winston-Salem, NC; Murrells Inlet, SC; Lubbock, TX; and Boise, ID.

Encompass Health 47 De Novo IRFs and Acquisitions Investment Considerations • IRR objective of 13% (after tax) • Joint venture capitalization • Certificate of Need (“CON”) costs, where applicable • Clinical Information System (“CIS”) installation costs • Medicare certification for new hospitals (minimum of 30 patients treated for zero revenue) De Novo IRFs Operational Date Location Beds Joint Venture 2019 Boise, ID 40 Yes 2019 Lubbock, TX 40 Yes 2019 Murrieta, CA 50 Q4 2018 Winston-Salem, NC 68 Yes Q2 2018 Hilton Head, SC 38 Q2 2018 Shelby County, AL 34 Q4 2017 Pearland, TX 40 Q3 2017 Jackson, TN 48 Yes Q3 2017 Broken Arrow, OK* 40 Yes Q2 2017 Westerville, OH 60 Yes Q4 2016 Modesto, CA 50 Q3 2016 Bryan, TX* 49 Yes Q3 2016 Hot Springs, AR* 40 Yes Q2 2016 Savannah, GA* 50 Yes Acquisitions Acquisition Date Location Beds Joint Venture Q3 2018 Murrells Inlet, SC 29 Yes Q2 2017 Gulfport, MS 33 Yes Q3 2016 Broken Arrow, OK* 22 Yes Q3 2016 Bryan, TX* 19 Yes Q1 2016 Hot Springs, AR* 20 Yes Q2 2015 Lexington, KY 232 Q2 2015 Savannah, GA* 50 Yes * An acquisition that began operations in an existing IRF or unit while a new IRF was/is constructed

Encompass Health 48 CON Process (if applicable) Zoning & Design Permitting Construction OpeningGroundbreaking De Novo Costs and Timeline Capital Cost (millions) Low High Construction, design, permitting, etc. $17 $21 Land 2 3 Equipment (including CIS) 3 4 Range of a typical 40-50 bed IRF $22 $28 Pre-Opening Expenses(18) (millions) Low High Operating $0.5 $1.0 Salaries, wages, benefits 0.4 1.0 $0.9 $2.0 • Prototype includes all private rooms • Core infrastructure of building anticipates future expansion (accretive to financial returns) • Factors that impact costs/timeline: ◦ CON status ◦ State regulatory requirements ◦ Local planning and zoning approvals ◦ Hospital-specific complexities Project Start 20 months6 months to 3 years Illustrative Timeline Refer to pages 106-110 for end notes.

Encompass Health 49 Stuart (06/2013) Altamonte Springs (10/2014) Newnan (12/2014) Middletown (12/2014) Franklin (12/2015) Modesto (10/2016) Westerville (04/2017) Pearland (10/2017) The Company’s average 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% 1 2 3 4 5 6 7 8 9 10 11 12 Months IRF De Novo Occupancy and EBITDA* Trends Occupancy Sustained Positive EBITDA * IRF EBITDA = earnings before interest, taxes, depreciation, and amortization directly attributable to the related hospital. 2017 occupancy

Encompass Health 50 • Strong demand due to cost effectiveness of home-based care and implementation of alternative payment models • Strong organic growth from existing agencies • Located in markets with attractive demographics * Currently located in states that represent ~67% of total Medicare home health and hospice spend • Prioritization of existing home health markets • Opportunity to build scale and leverage components of existing infrastructure • Attractive partner due to quality of outcomes, data management, scale and market density, and willingness/ability to treat high acuity and/or chronic patients • Plan of care coordination with the Company’s IRFs • Care Transition Coordinators serve as representatives in transitional care activities and strategic relationships with other healthcare providers • Highly fragmented market • Prioritization of new IRF overlap markets • Proven ability to consummate and integrate acquisitions • Sustainable and replicable culture • Implementation of best practices and technology Organic Growth Home Health Acquisitions and De Novos Hospice Acquisitions and De Novos Clinical Collaboration Multi-faceted Home Health and Hospice Growth Strategy

Encompass Health 51 13,000 12,000 11,000 10,000 9,000 8,000 7,000 6,000 5,000 4,000 # of Ag en ci es 1996 1998 2000 2002 2004 2006 2008 2010 2012 2014 Home Health Growth Pipeline • $18.1 billion Medicare home health market is highly fragmented with over 12,300 home health agencies. • Approx. 94% of these have annual revenue of less than $5 million. • Top 5 public companies represent approx. 20% of the Medicare market. • The Company represents 3.1% of the Medicare home health market. Prioritize acquisitions in Company IRF markets to enhance clinical collaboration Number of Home Health Agencies Over Time Cost- Based Interim Payment Systems (IPS) Prospective Payment System (PPS) The number of home health agencies is near an all-time high and presents significant consolidation opportunities. Source: MedPAC, Medicare Payment Policy - March 2017, page 231; March 2016, page 214; March 2015, page 218; March 2014, page 221; March 2013, page 194; and March 2003, page 112; MedPAC - Healthcare spending and the Medicare program, June 2006, page 131; Medicare Claims Data

Encompass Health 52 Freestanding Hospital/SNF based Home Health based 4,000 3,000 2,000 1,000 0 2000 2007 2013 2014 2015 1,069 2,103 2,844 3,024 3,138807 704 578 558 547 378 443 503 510 514 Hospice Growth Pipeline • Medicare hospice market is approx. $16 billion. • 1.4 million Medicare beneficiaries received hospice services from approx. 4,200 providers in 2015. • Hospice use among Medicare beneficiaries has grown substantially in recent years, suggesting greater awareness of and access to hospice services. • Since 2000, there has been a substantial increase in the number of for-profit providers. Acquisition Strategy for Hospice • Build additional scale • Medicare focus • Home-based service offering • Strong clinical practice and clean compliance record • Highly regarded market reputation • Attractive geography and demographics • Ability to leverage existing infrastructure Hospice Providers over Time Source: MedPAC, Medicare Payment Policy, March 2017, pages 317, 319, and 324.

Encompass Health 53 Alternative Payment Models

Accountable Care Organizations ("ACOs")

As of January 2018, there were **619** MSSP and Next Generation ACOs serving **~12.5 million** Medicare and/or Medicaid beneficiaries.

Performance results so far have been **mixed.**

Medicare Shared Savings Program (MSSP)
(2018 - 561 ACOs / 10.5 million Medicare beneficiaries)

- Performance Year 4 (2016) results:
  - 241 of 432 ACOs (56%) held spending below their benchmark.
    - 107 of these ACOs reduced health costs compared to their benchmark, but did not meet the minimum savings threshold for shared savings.
  - 191 ACOs (44%) did not reduce costs compared to their benchmark.
  - Shared Savings Program ACOs generated total program savings of $652 million.
- A new MSSP model called Track 1+ Model began with 55 ACOs in 2018 and incorporates more limited downside risk than Tracks 2 or 3 (two-sided risk models) of the MSSP

Next Generation ACOs
(2018 - 58 ACOs / ~2.0 million Medicare beneficiaries)

- Initiative launched in January 2016 for ACOs that are experienced in coordinating care for populations of patients
- Allows providers to assume higher levels of financial risk and reward than are available under the MSSP
- Performance Year 1 (2016) results:
  - 11 out of 18 ACOs generated savings and received shared savings of $58 million.
  - Remaining 7 ACOs generated losses and were required to pay back $20 million to CMS.

Premier Patient Health Care™

The Company serves as Premier ACO's exclusive preferred home health provider. (~22,000 covered lives in north Texas and southern Oklahoma)

- Receives increased referrals for Medicare home health patients from the ACO
- Eligible to receive a portion of the ACO's shared savings
- Total shared savings achieved by ACO in 2016 was $12.5 million.
  - Ranked 2nd in savings rate out of all MSSP ACOs with >20,000 assigned beneficiaries
  - Met the minimum savings rate to participate in shared savings

Encompass Health

Source: CMS/HHS press releases and public use files

54

Bundled Payments

The Bundled Payments for Care Improvement (BPCI) initiative currently tests **four types of bundles** (i.e. "**Models**"):

Model 1
All acute patients (all DRGs)
- Concluded December 31, 2016 -

Models 2 & 3 have the most impact on post-acute providers.

Model 2*
Hospital plus post-acute period (selected DRGs)

Model 3*
Post acute only (selected DRGs)

Model 4*
Hospital plus readmissions (selected DRGs)

How the Retrospective Models Work

- The BPCI "convener" is responsible for bringing providers together to provide a continuum of services throughout an episode of care. The BPCI "awardee" is the entity that bears the financial risk and receives the shared savings from CMS.
- Each participating provider in the care sequence continues to receive its traditional reimbursement from Medicare.
- The sum of all payments made to each provider for selected DRGs is then retroactively reconciled to a target payment determined by CMS. Payment reconciliations are performed quarterly, typically with a 9- to 12-month lag.
- Payment reconciliations: If actual spending exceeds the target, the awardee is responsible for paying a portion of the difference to CMS. If actual spending is less than the target, the awardee keeps a portion of the savings.
- The convener can choose to partner with other providers in shared savings agreements and allocate the savings across the providers who participated in providing the continuum of care.
- Shared savings agreements must be reviewed and approved by the Center for Medicare and Medicaid Innovation.

* BPCI Models 2, 3, and 4 will end on September 30, 2018 and be replaced by the BPCI Advanced model which begins on October 1, 2018 and runs through December 31, 2023. BPCI Advanced is a new voluntary episode payment model that will test a new iteration of bundled payments for 29 inpatient clinical episodes and 3 outpatient clinical episodes. For more information regarding BPCI Advanced, see https://innovation.cms.gov/initiatives/bpci-advanced.

Notes: Models 1, 2, and 3 are retrospective models; model 4 is a prospective model. The convener and awardee can be, but may not be, the same entity.

Encompass Health
55

Encompass Health 56 The Company’s Participation in BPCI Model 3 Inpatient Rehabilitation BPCI Bundle ParticipatingIRFs Bundle Length (in days) % of the Company’s Total Discharges Stroke 3 60 0.12% Simple Pneumonia 1 60 0.02% Sepsis 1 60 0.01% Double-lower extremity joint replacement 2 60 <0.01% Upper extremity joint replacement 1 60 <0.01% Total 8 0.16% Home Health BPCI Bundle BundledArrangements Bundle Length (in days) % of the Company’s Total Episodes Major joint replacement of the lower extremity 26 90 0.80% Spinal fusion (non-cervical) 9 60/90 0.06% Sepsis 14 90 0.06% Revision of the hip or knee 14 90 0.05% Simple pneumonia and respiratory infections 8 90 0.04% Major joint replacement of the upper extremity 8 60/90 0.04% Other respiratory 19 90 0.04% Urinary tract infection 6 90 0.04% Congestive heart failure 32 90 0.02% Chronic obstructive pulmonary disease 17 90 0.01% All other episode types 51 30/60/90 0.12% Total 204* 1.29% * Represents a total of 79 locations participating in 204 bundled payment arrangements throughout 2016 As of December 31, 2017, 72 locations were participating in 128 active bundled payment arrangements. Note: Data based on 2016 discharges/episodes

Encompass Health 57* These comorbidities are specific to acute care hospitals and are defined differently than IRFs’ comorbidities.Source: https://innovation.cms.gov/initiatives/cjr Acute care hospital patients are categorized by Medicare Severity Diagnosis Related Groups (“MS-DRGs”); the CJR model covers two MS-DRGs: MS-DRG 469 Major joint replacement or reattachment of lower extremity with major complications or comorbidities* MS-DRG 470 Major joint replacement or reattachment of lower extremity without major complications or comorbidities* IRF patients are categorized by Rehabilitation Impairment Categories (“RICs”); CJR model patients are a subset of two RICs: RIC 07 Lower extremity fractures (~30% are MS-DRGs 469 and 470) RIC 08 Lower extremity joint replacements (~75% are MS-DRGs 469 and 470) Since the implementation of the 60% Rule in 2007, the relative number of RIC 07 and RIC 08 patients treated in the Company’s IRFs has declined significantly. RIC % of the Company’s Medicare Discharges 2005 2007 2009 2011 2013 2015 2016 Total RIC 07 (Fractures) 13.1% 14.8% 13.6% 11.6% 10.2% 9.8% 6.5% Total RIC 08 (Replacements) 17.9% 11.8% 9.0% 7.6% 6.7% 5.5% 3.2% Comprehensive Care for Joint Replacement Model The Comprehensive Care for Joint Replacement Model (“CJR”) is a payment model for episodes of care related to knee and hip replacements under Medicare. The CJR model was a mandatory five-year model that began April 1, 2016 in 67 geographic areas. On November 30, 2017, CMS issued a Final Rule which reduced the number of geographic areas that were required to participate; 33 of the 67 geographic areas were moved to “voluntary” status. The Final Rule also canceled the Episode Payment Models and the Cardiac Rehabilitation Incentive Payment Model that were scheduled to begin on January 1, 2018. u~380 acute care hospitals are included in the 34 geographic areas that are required to participate in CJR. uEncompass Health has 25 IRFs located in these 34 mandatory markets (12 overlap with Encompass Health home health locations). uIn 2016, mandatory CJR patients in Encompass Health markets would have represented ~0.7% of total Encompass Health IRF discharges.

Home Health Value-Based Purchasing Model

Over the long term, the Company believes it is well-positioned to benefit from a delivery system that rewards providers who are committed to providing high-quality care.

In the calendar year 2016 HH-PPS final rule, CMS finalized a Home Health Value-Based Purchasing ("HHVBP") Model that covers five performance years beginning January 1, 2016 and concluding on December 31, 2022.

Medicare-certified home health agencies that provide services in the following states will be required to participate in the model:	
1. Arizona	5
2. Florida	17
3. Iowa	–
4. Maryland	3
5. Massachusetts	3
6. Nebraska	–
7. North Carolina	6
8. Tennessee	5
9. Washington	–
Company Locations	39

~22% of the Company's home health Medicare revenue

Total Performance Scores (a numeric score ranging from 0 to 100 based on each agency's performance) will be calculated from the following set of measures* for Performance Year 2018:

- Two process measures from existing Outcome and Assessment Information Set ("OASIS") data collection and three process measures submitted through the HHVBP portal
- Seven outcome measures from existing OASIS data collection and two outcome measures from claims data
- Five HHCAHPS** consumer satisfaction measures

Performance Years		Calendar Year for Payment Adjustment	Maximum Payment Adjustment (-/+)
2016	1st Adjustment	2018†	3%
2017		2019	5%
2018		2020	6%
2019		2021	7%
2020		2022	8%

† Majority of Company's locations in the nine VBP states were acquired in late 2015 or 2016; Company expects impact of ($0.3) million, or a (0.27%) payment adjustment to Medicare revenue in the nine VBP states, in 2018.

Source: https://innovation.cms.gov/initiatives/home-health-value-based-purchasing-model
* Per the CY 2018 HH Final Rule at: https://s3.amazonaws.com/public-inspection.federalregister.gov/2017-23935.pdf
** Home Health Care Consumer Assessment of Healthcare Providers and Systems

Encompass Health 58

Encompass Health 59 Capital Structure Encompass Health is positioned with a cost-efficient, flexible capital structure.

Encompass Health 60 Debt Maturity Profile - Face Value 2018 2021 2022 2022 2023 2024 2025 $350 Senior Notes 5.75% $1,200 Senior Notes 5.75% $300 Senior Notes 5.125% $95 Drawn + $35 reserved for LC’s As of December 31, 2017* ($ in millions) $570 Available Callable beginning November 2017 Revolver Revolver Capacity $295 Term Loans Callable beginning September 2020 No significant debt maturities prior to 2022 Callable beginning March 2018 * This chart does not include ~$272 million of capital lease obligations or ~$82 million of other notes payable. See the debt schedule on page 62.

Encompass Health 61 2013 2014 2015 2016 2017 1.52 2.11 3.17 3.02 2.58 S&P Moody’s Corporate Rating BB- Ba3 Outlook Stable Stable Revolver Rating BB+ Baa3 Senior Notes Rating B+ B1 Financial Leverage and Liquidity (1) Liquidity Credit Ratings (billions) Leverage Ratio(19) Total Debt 3.1x December 31, 2017 December 31, 2016 Cash Available $ 54.4 $ 40.5 Revolver $ 700.0 $ 600.0 Less: - Draws (95.0) (152.0) - Letters of Credit (35.4) (33.3) Available $ 569.6 $ 414.7 Total Liquidity $ 624.0 $ 455.2 2.8x Reconciliations to GAAP provided on pages 93-104. Refer to pages 106-110 for end notes. See also the debt schedule on page 62. 4.6x* * Increase in financial leverage at the end of 2015 due to the acquisition of Encompass Home Health and Hospice, Reliant Hospital Partners, and CareSouth Health System, Inc.

Encompass Health 62Reconciliations to GAAP provided on pages 93-104. Debt Schedule Change in December 31, December 31, Debt vs. ($millions) 2017 2016 YE 2016 Advances under $700 million revolving credit facility, September 2022 - LIBOR +150bps $ 95.0 $ 152.0 $ (57.0) Term loan facility, September 2022 - LIBOR +150bps 294.7 421.2 (126.5) Bonds Payable: 5.125% Senior Notes due 2023 295.9 295.3 0.6 5.75% Senior Notes due 2024 1,193.9 1,193.2 0.7 5.75% Senior Notes due 2025 344.4 343.9 0.5 2.0% Convertible Senior Subordinated Notes due 2043 — 275.7 (275.7) Other notes payable 82.3 55.8 26.5 Capital lease obligations 271.5 279.3 (7.8) Long-term debt $ 2,577.7 $ 3,016.4 $ (438.7) Debt to Adjusted EBITDA 3.1x 3.8x

Encompass Health 63 39 Lease Building and Land A CON is a regulatory requirement in some states and federal jurisdictions that require state authorization prior to proposed acquisitions, expansions, or construction of new hospitals. 59 Own Building and Land 29 Own Building Only IRF Real Estate Portfolio 127 Inpatient Rehabilitation Hospitals: 8,851 Licensed Beds 4,499 Licensed Beds in CON States 4,352 Licensed Beds in Non-CON States 1 of the 127 IRFs is nonconsolidated. For that IRF, the Company owns the building only. The Company’s licensed bed count does not include the 51 beds associated with the nonconsolidated IRF. As of December 31, 2017

Encompass Health 64 Options Holder – The right (but not the obligation) to sell for cash up to 1/3 of the Rollover Shares to the parent after 1/1/18*; 2/3 after 1/1/19; and all outstanding Rollover Shares after 1/1/20 Company – The right (but not the obligation) to purchase for cash all or any portion of the Rollover Shares after 1/1/20 upon 20 days prior written notice Valuation Fair value of the Rollover Shares is determined using the product of Home Health Holdings’ EBITDA for the trailing 12-month period and a median market price multiple based on a basket of public home health companies and recent transactions, less the current balance of the intracompany note(s) to the parent. As of December 31, 2017, the value of the Rollover Shares was ~$192 million. In connection with the 2014 acquisition of Encompass Home Health and Hospice: • Certain members of that management team rolled a portion of their pre- acquisition equity into the post-acquisition entity (“Home Health Holdings”) resulting in a 16.7% ownership interest (the “Rollover Shares”). • Home Health Holdings was capitalized with a promissory note to the parent company totaling ~$385 million (equal to 5.5x the segment’s 2014 EBITDA). This was done to provide the opportunity for leveraged returns on the equity, thereby mimicking a private equity transaction structure. • To the extent Home Health Holdings needs cash (e.g., acquisitions, capex, etc.), such amounts may be added to the principal amount of the note or via the creation of new notes. Cash generated from the operations of Home Health Holdings may be used to pay interest and principal on the note(s). Overview of Rollover Shares Held by Members of the Home Health and Hospice Management Team Background Home Health Holdings Rollover Shares 16.7% * In February 2018, each management investor exercised the right to sell 1/3 of his or her Rollover Shares to EHC, representing ~5.6% of the outstanding common shares of Holdings. EHC settled the acquisition of those shares upon payment of ~$65 million in cash.

Encompass Health 65 Information Technology Encompass Health utilizes information technology to improve patient care and generate operating efficiencies.

Encompass Health 66 IRF Clinical Information System (“CIS”): Improved Patient Safety and Streamlined Operational Efficiencies Pre-Admission Assessment & Approval Discharge Planning and Patient Education •Patient History •Problems and Diagnoses •Orders and Results •Plan of Care •Workflow Alerts and Reminders •Treatment and Interventions Document Imaging Charge and Registration Services •Registration •Census •Coding •Billing Quality Reporting •Uniform Data Systems •Clinical Data Warehouse •Clinical Intelligence Referral Hospitals Ancillary Services Clinical Notes • Physician • Nursing • Therapy • Care Mgmt. Integrated and Bar-coded Point of Care Medication Administration Treatment Plan • Computerized Physician Order Entry ("CPOE") • Clinical Decision Support ("CDS") Coordinate Care and Engage Patients

Encompass Health 67 IRF Proprietary Management System: Beacon

Encompass Health 68 Homecare Homebase (“HCHB”) was born out of the Company’s operating model; HCHB is a leading IT platform provider in the home health and hospice industry. Optimization of capabilities in leading-edge technology embedded in culture, driving superior clinical, operational, and financial outcomes. Home Health and Hospice Information System: Homecare Homebase Clinical • HCHB manages the entire patient workflow and provides field clinicians with access to patient records, diagnostic information, and notes from prior visits via a mobile application. • Real-time, customized feedback and instructions provided on-site • Enhances patient data capture and database management which aids in the development of algorithms that can improve the plan of care Sales • Provides real-time market intelligence to sales area managers, allowing them to quickly identify the most valuable referral sources • Specialty programs integrate individual physician protocols into HCHB. – Creates loyalty and incentives for physicians and facilities, generating additional future referrals • Web-based portal allows referring physicians to easily monitor the care and progress of patients and to sign orders electronically. Compliance • Field clinicians are required to adhere to clinical protocols and physician orders, ensuring that proper regulatory and compliance procedures are followed. • Internal branch-level audits completed three times a year – HCHB-generated outputs reviewed by management to identify any branches requiring additional oversight • Compliance program also involves extensive internal training Management and Operations • Best-in-class data management and reporting ensures managers have access to relevant data needed to make correct decisions. • Rules-based algorithms ensure accountability by escalating tasks and notifying management when processes are delayed. • Seamless billing with processes in place to ensure claim completeness

Encompass Health 69 Operational Metrics

Encompass Health 70 •Salaries and Benefits includes group medical costs and is impacted by staffing levels based on patient volumes. •IRF-related Expenses includes other operating expenses (excluding loss on disposal or impairment of assets), supplies, and occupancy costs. •Provision for Doubtful Accounts is impacted by reserve activity related to the level of pre-payment denials by Medicare Administrative Contractors. (see page 71) •Employees per Occupied Bed (“EPOB”) is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. Salaries and Benefits IRF-Related Expenses Provision for Doubtful Accounts 47.9 20.7 1.1 48.3 20.7 1.3 49.4 20.9 1.7 49.4 20.6 1.9 50.3 20.7 1.5 IRF Operational Metrics: Expense Efficiencies 3.44 3.40 3.41 3.44 3.47 EPOB (Percent of Net Operating Revenues) 2013 2014 2015 2016 2017 2013 2014 2015 2016 2017 2013 2014 2015 2016 2017

Pre-Payment Claims Denials - Inpatient Rehabilitation Segment

Background

- For several years, under programs designated as "widespread probes," certain Medicare Administrative Contractors ("MACs") have conducted pre-payment claim reviews and denied payment for certain diagnosis codes.
- Encompass Health appeals most denials. On claims it takes to an administrative law judge ("ALJ"), Encompass Health historically has experienced an approximate 70% success rate.
  - MACs identify medical documentation issues as a leading basis for denials.
  - Encompass Health's investment in clinical information systems and its medical services department has further improved its documentation and reduced technical denials.
  - However, MACs and other HHS contractors continue to issue denials without regulatory basis.
- By statute, ALJ decisions are due within 90 days of a request for hearing, but appeals are taking years. HHS has implemented rule changes to address the backlog of appeals, but their effect is uncertain.
- In 2016, a federal court ordered HHS to eliminate the backlog by the end of CY 2020. HHS continues to object that it cannot clear the backlog in the timeframe established by the court. Although HHS remains bound by the order, the courts are considering how HHS will comply.
- All Medicare providers continue to experience delays. The backlog is growing because the ALJs receive one year's worth of appeals every four to six weeks, according to HHS.
  - Currently, ALJs are hearing Encompass Health appeals from claims denied up to eight years ago.
- In summer 2017, CMS announced the Targeted Probe and Educate ("TPE") initiative. For more information regarding TPE, see https://www.cms.gov/Research-Statistics-Data-and-Systems/Monitoring-Programs/Medicare-FFS-Compliance-Programs/Medical-Review/Targeted-Probe-and-EducateTPE.html
- Effective February 2018, Palmetto GBA assumed responsibilities for Cahaba's MAC jurisdiction. See announcement from CMS at https://www.cms.gov/Medicare/Medicare-Contracting/Medicare-Administrative-Contractors/Downloads/JurisdictionJAwardFactSheet-09082017.pdf

Encompass Health reserves pre-payment claim denials via the provision for doubtful accounts upon notice from a MAC a claim is under review.

Impact to Income Statement

Period	New Denials	Collections of Previously Denied Claims	Bad Debt Expense for New Denials	Update of Reserve for Prior Denials
		(In Millions)		
Q4 2017	$0.7	$(7.8)	$0.2	$—
Q3 2017	7.4	(6.2)	2.2	—
Q2 2017	16.5	(7.7)	4.9	—
Q1 2017	19.0	(5.9)	5.7	—
Q4 2016	17.8	(4.4)	5.4	0.5
Q3 2016	15.7	(8.5)	4.6	—
Q2 2016	18.7	(4.9)	4.6	—
Q1 2016	22.7	(8.4)	6.0	—
Q4 2015	22.5	(4.1)	5.6	(1.3)
Q3 2015	22.0	(4.1)	5.9	(1.1)
Q2 2015	18.2	(3.8)	4.9	—
Q1 2015	16.3	(3.0)	4.2	—

Impact to Balance Sheet

	Dec. 31, 2017	Dec. 31, 2016	Dec. 31, 2015
		(In Millions)	
Pre-payment claims denials	$ 164.0	$ 159.7	$ 114.8
Recorded reserves	(49.2)	(47.9)	(31.2)
Net accounts receivable from pre-payment claims denials	$ 114.8	$ 111.8	$ 83.6

Encompass Health 71

Encompass Health 72 Inpatient Rehabilitation Operational and Labor Metrics Q4 Q3 Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2017 2017 2017 2017 2016 2016 2016 2016 2017 2016 (In Millions) Net patient revenue- inpatient $ 784.7 $ 768.6 $ 762.9 $ 766.2 $ 740.9 $ 724.1 $ 721.2 $ 719.4 $ 3,082.4 $ 2,905.5 Net patient revenue- outpatient and other revenues 26.1 26.2 27.1 26.3 26.7 27.6 31.4 29.8 105.7 115.6 Net operating revenues $ 810.8 $ 794.8 $ 790.0 $ 792.5 $ 767.6 $ 751.7 $ 752.6 $ 749.2 $ 3,188.1 $ 3,021.1 (Actual Amounts) Discharges(20) 43,910 42,948 42,805 42,259 41,474 41,368 41,365 41,098 171,922 165,305 Net patient revenue per discharge $ 17,871 $ 17,896 $ 17,823 $ 18,131 $ 17,864 $ 17,504 $ 17,435 $ 17,505 $ 17,929 $ 17,577 Outpatient visits 131,787 138,689 153,415 152,454 154,311 158,981 164,761 162,649 576,345 640,702 Average length of stay 12.6 12.8 12.7 12.9 12.8 12.7 12.6 12.9 12.7 12.8 Occupancy % 67.7% 68.2% 69.3% 71.0% 67.8% 67.8% 68.2% 68.9% 67.8% 67.8% # of licensed beds* 8,851 8,748 8,641 8,528 8,504 8,441 8,430 8,481 8,851 8,504 Occupied beds 5,992 5,966 5,988 6,055 5,766 5,723 5,749 5,843 6,001 5,766 Full-time equivalents (FTEs)(21) 20,739 20,740 20,474 20,254 19,930 19,663 19,503 19,352 20,552 19,612 Contract labor 255 235 251 260 245 241 205 194 250 221 Total FTE and contract labor 20,994 20,975 20,725 20,514 20,175 19,904 19,708 19,546 20,802 19,833 EPOB(22) 3.50 3.52 3.46 3.39 3.50 3.48 3.43 3.35 3.47 3.44 * The decrease in licensed beds from Q1 2016 to Q2 2016 was due to the sale of the IRF in Beaumont, TX (61 beds). Refer to pages 106-110 for end notes.

Home Health and Hospice Operational Metrics

	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Full Year 2017	Full Year 2016
					(In Millions)					
Net home health revenue	$ 187.3	$ 181.2	$ 172.9	$ 165.3	$ 165.2	$ 162.0	$ 157.1	$ 150.9	$ 706.7	$ 635.2
Net hospice revenue	21.6	19.6	18.4	17.0	17.1	13.1	11.0	9.7	76.6	50.9
Net operating revenues	$ 208.9	$ 200.8	$ 191.3	$ 182.3	$ 182.3	$ 175.1	$ 168.1	$ 160.6	$ 783.3	$ 686.1
Home Health:					(Actual Amounts)					
Admissions[23]	31,766	31,471	30,823	30,810	27,957	27,239	25,753	25,763	124,870	106,712
Recertifications	25,479	24,396	22,568	20,546	21,422	20,888	20,432	19,453	92,989	82,195
Episodes	56,625	53,757	52,101	49,260	49,253	46,866	45,774	43,844	211,743	185,737
Average revenue per episode	$ 2,989	$ 3,022	$ 2,989	$ 2,991	$ 3,023	$ 3,032	$ 3,033	$ 3,035	$ 2,998	$ 3,031
Episodic visits per episode	17.3	17.7	18.1	18.7	18.4	19.0	18.9	19.1	17.9	18.8
Total visits	1,124,268	1,101,109	1,095,225	1,070,356	1,033,502	1,001,021	967,968	937,804	4,390,958	3,940,295
Cost per visit	$ 77	$ 76	$ 73	$ 75	$ 76	$ 75	$ 73	$ 73	$ 75	$ 74
Hospice:										
Admissions[24]	1,355	1,273	1,114	1,128	996	832	785	724	4,870	3,337
Patient days	134,113	123,491	113,028	108,717	104,183	83,628	71,277	63,431	479,350	322,519
Revenue per day	$ 161	$ 159	$ 162	$ 157	$ 164	$ 157	$ 154	$ 153	$ 160	$ 158

Encompass Health

Refer to pages 106-110 for end notes.

73

Encompass Health 74 Payment Sources (Percent of Revenues) Inpatient Rehabilitation Segment Home Health and Hospice Segment Consolidated Q4 Q4 Q4 Full Year 2017 2016 2017 2016 2017 2016 2017 2016 Medicare 73.6% 73.3% 86.1% 84.3% 76.2% 75.3% 75.5% 75.2% Medicare Advantage 8.3% 7.8% 8.9% 8.7% 8.4% 8.0% 8.7% 7.9% Managed care 10.5% 10.9% 3.7% 3.9% 9.1% 9.6% 9.5% 9.8% Medicaid* 3.0% 3.0% 1.1% 3.0% 2.6% 3.0% 2.7% 3.2% Other third-party payors 1.7% 1.9% —% —% 1.4% 1.5% 1.3% 1.4% Workers’ compensation 0.8% 1.1% —% —% 0.6% 0.9% 0.7% 0.8% Patients 0.7% 0.7% 0.1% —% 0.6% 0.6% 0.5% 0.5% Other income 1.4% 1.3% 0.1% 0.1% 1.1% 1.1% 1.1% 1.2% Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% * In Q4 2016, the home health and hospice segment sold its pediatric home health assets. As a result, the segment’s percentage of Medicaid has declined.

Encompass Health 75 Industry Structure

Encompass Health 76 Health Consumption Spending*: $2,840. 7 Overall Healthcare Spending (billions) Source: Centers for Medicare & Medicaid Services, National Health Expenditure Data (Historical), Table 2 - 2015 * Excludes Net Cost of Health Insurance National Healthcare Spending: $3,205.6 billion in 2015 Personal Healthcare: $2,717. 2 $154.7 Investment $42.6 Government Administration $80.9 Government Public Health $432.0 Retail of Medical Products $88.8 Home Health Care $163.3 Other Health, Residential and Personal Care $840.2 Professional Services $156.8 Nursing Care Facilities and Continuing Care Retirement Communities $1,036.1 Hospital CareIncludes Inpatient Rehabilitation, Long-Term Care Hospitals

Encompass Health 77Source: Centers for Medicare & Medicaid Services, Medicare Trustee’s Report July 2016 – page 10; and MedPAC, Medicare Payment Policy, March 2017 - pages 197, 231, 257, 289, and 317 Medicare 2015 Spending = $647.6 Billion $ 29.8B Skilled Nursing $141.7B Inpatient Hospital $70.3B Physician Payments $46.5B Outpatient Hospital $18.1B Home Health $15.9B Hospice $63.5B Other Services $172.3B Medicare Managed Care $89.5B Outpatient Rx $7.4B (1%) Inpatient Rehabilitation Hospitals (Included in Inpatient Hospitals) 14% 3% 7% 10% 11% 26% 22% Medicare Part A Medicare Part B Medicare Parts A&B Medicare Part C Medicare Part D 5% Inpatient hospital includes spending for acute care hospitals along with inpatient rehabilitation and long-term acute care hospital services. In 2015, Medicare spent $7.4 billion and $5.3 billion, respectively for inpatient rehabilitation and long-term acute care hospital services. 2%

Encompass Health 78 Preventive Routine health care (screenings, check- ups, patient counseling) to prevent illnesses, disease, or other health problems. Home health and care management services to prevent or reduce acute admissions. Continuum of Healthcare Services Acute Medical treatment of diseases for which a patient is treated for a brief but severe episode of illness Ambulatory Medical care delivered on an outpatient basis (blood tests, X- rays, endoscopy, certain biopsies, certain surgical procedures) Post-Acute Medical care provided after a period of acute care (long-term acute care, inpatient rehabilitation, skilled nursing, home health) Palliative Medical care  that is focused on providing relief from the symptoms and stress of a serious illness (hospice)

Encompass Health 79 Post-Acute Care Services Acute Care Hospital Home Health Long-Term Acute Care Hospital Inpatient Rehabilitation Hospital Skilled Nursing Facility Discharge Medicare Spending (billions) $5.3 $7.4 $29.8 $18.1* # of Discharges ~131,000 ~381,000 ~2,400,000 ~3,500,000 Length of Stay 26.6 days 12.7 days 38.5 days N/A # of Providers ~430 ~1,200 ~15,000 ~12,300 Facility Ownership Mix** For-Profit (79%) Non-Profit (17%) Gov’t (4%) For-Profit (30%) Non-Profit (58%) Gov’t (12%) For-Profit (70%) Non-Profit (24%) Gov’t (6%) For-Profit (78%) Non-Profit (22%) Free-standing vs. Hospital Based N/A Free-Standing (22%)Hospital Based (78%) Free-Standing (95%) Hospital Based (5%) Free-Standing (85%) Hospital Based (15%) Rural vs. Urban** Urban (95%)Rural (5%) Urban (86%) Rural (14%) Urban (72%) Rural (28%) Urban (83%) Rural (17%) (Lowest Acuity)(Highest Acuity) Source: MedPAC, Medicare Payment Policy, March 2017 - pages 197, 201, 216, 217, 231, 247, 257, 270, 271, 289, 298, and 300; MedPAC, Health Care Spending and the Medicare Program, June 2017 - pages 121 * Not all home health spending occurs as a post-acute service. ** Facility Ownership Mix / Rural vs. Urban - home health data represents freestanding agencies only.

Encompass Health 80 $35 $30 $25 $20 $15 $10 $5 $0 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Medicare Spending on Post-Acute Services Post-Acute Settings 2015 Medicare Margin** Projected 2017 Medicare Margin** 12.6% 10.6% 15.6% 13.7% 13.9% 14.3% 4.6% 5.4% Skilled nursing facilities Home health agencies* Inpatient rehabilitation hospitals Long-term acute care hospitals Inpatient rehabilitation spending (% of total Medicare spending) 6 3 0 (P er ce nt ) 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 1.8 2.1 2.2 2.1 1.9 1.5 1.4 1.3 1.2 1.2 1.2 1.2 1.2 1.2 1.1 3.2 3.6 3.6 3.5 3.7 3.2 3.6 3.6 3.8 3.7 3.4 3.3 3.1 2.9 2.8 Home health spending* (% of total Medicare spending) Total Medicare Spending on Post-Acute Services ~$61 billion in 2015 Source: MedPAC, Medicare Payment Policy, March 2017 – pages 197, 198, 231, 232, 257, 258, 289, 290, and 291; MedPAC, Health Care Spending and the Medicare Program, June 2017 – page 112 * Not all home health spending occurs as a post-acute service. ** 2015 Medicare Margin / Projected 2017 Medicare Margin - home health data represents freestanding agencies only.

Different Levels of Services

Inpatient Rehabilitation Hospital		Nursing Home	
Average length of stay	= 12.7 days	Average length of stay	= 38.5 days
Discharge to community	= 76.0%	Discharge to community	= 38.8%
Requirements:		Requirements:	
IRFs must also satisfy regulatory/policy requirements for hospitals, including Medicare hospital conditions of participation.		No similar requirement; Nursing homes are regulated as nursing homes only	
All patients must be admitted by a rehab physician.		No similar requirement	
Rehab physicians must re-confirm each admission w/n 24 hours.		No similar requirement	
All patients, regardless of diagnoses/condition, must demonstrate need and receive at least three hours of daily intensive therapy.		No similar requirement	
All patients must see a rehabilitation physician "in person" at least three times weekly.		No similar requirement; some SNF patients may go a week or longer without seeing a physician, and often a non-rehabilitation physician.	
IRFs are required to provide 24 hour, 7 days per week nursing care; many nurses are RNs and rehab nurses.		No similar requirement	
IRFs are required to use a coordinated interdisciplinary team approach led by a rehab physician; includes a rehab nurse, a case manager, and a licensed therapist from each therapy discipline who must meet weekly to evaluate/discuss each patient's case.		No similar requirement; Nursing homes are not required to provide care on a interdisciplinary basis and are not required to hold regular meetings for each patient.	
IRFs are required to follow stringent admission/coverage policies and must carefully document justification for each admission; further restricted in number/type of patients (60% Rule).		Nursing homes have comparatively few policies governing the number or types of patients they treat.	

Encompass Health

Source: MedPAC, Medicare Payment Policy, March 2017 - pages 208, 216, 217, 271, and 275

81

Encompass Health 82 Supply of IRFs is Relatively Stable Average Annual Change Share of Medicare DischargesType of IRF 2004 2006 2008 2010 2013 2014 2015 2006-2013 2013-2015 All IRFs 100% 1,221 1,225 1,202 1,179 1,161 1,177 1,182 -0.8% 0.9% Urban 92 1,024 1,018 1,001 981 977 1,013 1,020 -0.6 2.2 Rural 8 197 207 201 198 184 164 162 -1.7 -6.2 Freestanding 48 217 217 221 233 243 251 262 1.6 3.8 Hospital based 52 1,004 1,008 981 946 918 926 920 -1.3 0.1 Nonprofit 42 768 758 738 729 677 681 681 -1.6 0.3 For profit 50 292 299 291 294 322 338 352 1.1 4.6 Government 7 161 168 173 156 155 149 138 -1.1 -5.6 Source: MedPAC, Medicare Payment Policy, March 2017 - page 270

Encompass Health 83 Inpatient Rehabilitation Sector Margins Share of Medicare discharges Margins Type of IRF 2015 2004 2006 2008 2010 2012 2013 2014 2015 All IRFs 100% 16.7% 12.5% 9.3% 8.6% 11.2% 11.5% 12.5% 13.9% Urban 92 17.0 12.8 9.6 9.0 11.6 11.9 12.9 14.2 Rural 8 13.2 10.0 6.9 4.7 6.5 6.0 6.4 8.6 Freestanding 48 24.7 17.5 18.2 21.4 23.9 24.6 25.3 26.7 Hospital based 52 12.2 9.9 3.9 -0.6 0.6 -0.1 1.1 2.0 Nonprofit 42 12.8 10.9 5.3 2.1 2.4 1.2 2.3 3.6 For profit 50 24.4 16.3 16.9 19.6 22.9 23.6 24.0 25.0 Government 7 N/A N/A N/A N/A N/A N/A N/A N/A Number of beds 1 to 10 2 3.7 -3.6 -4.9 -10.3 -6.8 -11.3 -10.4 -7.8 11 to 24 22 10.5 7.3 1.2 -3.3 -1.3 -0.8 -0.2 -0.5 25 to 64 47 18.3 13.7 10.1 10.6 12.2 13.2 14.4 16.1 65 or more 28 21.5 17.8 17.3 17.5 21.0 20.0 20.7 22.7 Source: MedPAC, Medicare Payment Policy, March 2017 - page 280

Encompass Health 84 Inpatient Rehabilitation Standardized Comparison of Costs Type of IRF   Median Standardized Cost Per Discharge All IRFs $14,960 Hospital based 15,847 Freestanding 11,436 Nonprofit 15,574 For profit 12,960 Government 16,601 Urban 14,608 Rural 17,724 Number of beds 1 to 10 18,085 11 to 24 16,169 25 to 64 13,619 65 or more 11,621 Quartile Characteristic Low Cost High Cost Percent: Hospital based 36% 94% Freestanding 64 6 Nonprofit 29 59 For profit 67 23 Government 4 18 Urban 93 71 Rural 7 29 Median Medicare Margin: All 28.5% -22.0% Hospital based 22.1 -22.0 Freestanding 32.0 -25.0 Median: Number of beds 50 17 Occupancy rate 74% 49% Case-mix index 1.30 1.23 Median costs per discharge: All $11,124 $19,443 Hospital based 11,756 19,434 Freestanding 10,610 19,881 Median standardized costs per discharge are lower for freestanding IRFs and larger facilities. High margin IRFs (both hospital-based and freestanding) are concentrated in the low-cost quartile of standardized costs. Source: MedPAC, Medicare Payment Policy, March 2017 - page 278 and 279

Encompass Health 85 “60% Rule”: Medicare Regulation for IRFs 1983 1983: 75% Rule established – Requires 75% of IRF patients to have a qualifying condition if the IRF is to maintain reimbursement on a “cost plus” basis vs. “prospective” ( i.e., fixed) basis. 2002 2004 2007 2002: IRF reimbursement transitions to prospective payment system (“PPS”) 2002: CMS suspends 75% Rule implementation 2004: “New” 75% Rule initiated with a “new” list of “qualifying conditions” 2007: 75% Rule permanently changed to “60% Rule” with passage of “Medicare, Medicaid & SCHIP Extension Act of 2007” Paid for through a Medicare price rollback & 18-month freeze from 4/1/2008 to 9/30/2009 The 60% Rule requires at least 60% of all patients admitted must have at least one medical diagnosis or functional impairment from a list of 13 compliant conditions (a.k.a. “compliant conditions” or “CMS-13”).

Encompass Health 86 1. Stroke 2. Brain injury 3. Amputation 4. Spinal cord 5. Fracture of the femur 6. Neurological disorder 7. Multiple trauma 8. Congenital deformity 9. Burns IRF Qualifying Conditions 1. Stroke 2. Brain injury 3. Amputation 4. Spinal cord 5. Fracture of the femur 6. Neurological disorder 7. Multiple trauma 8. Congenital deformity 9. Burns 10. Osteoarthritis (after less intensive setting) 11. Rheumatoid arthritis (after less intensive setting) 12. Joint replacement 13. Systemic vasculidities (after less-intensive setting) Original Qualifying Conditions Current Qualifying Conditions ■ Bilateral ■ Age ≥ 85 ■ Body Mass Index >50 10. Polyarthritis (includes “joint replacement”) Became

Inpatient Rehabilitation Outlier Payments[7]

More ↔ Efficient ↔ Less

IRF Deciles	# of IRFs			Total Outlier Payments				Avg Outlier Payment per Discharge		
	Encompass Health	Non-Encompass Health	Total	Encompass Health	Non-Encompass Health	Total	%	Encompass Health	Non-Encompass Health	Total
90-100	—	114	114	$ —	$ 126,369,880	$ 126,369,880	50.5%	N/A	$ 2,733	$ 2,733
80-90	1	113	114	$ 358,714	$ 47,373,108	$ 47,731,822	19.1%	$ 435	$ 1,475	$ 1,449
70-80	1	113	114	$ 218,625	$ 28,361,135	$ 28,579,760	11.4%	$ 305	$ 921	$ 907
60-70	3	111	114	$ 454,703	$ 18,001,296	$ 18,455,999	7.4%	$ 192	$ 512	$ 491
50-60	9	105	114	$ 941,985	$ 11,092,159	$ 12,034,144	4.8%	$ 105	$ 367	$ 307
40-50	9	105	114	$ 574,291	$ 7,217,299	$ 7,791,590	3.1%	$ 63	$ 279	$ 223
30-40	16	98	114	$ 773,886	$ 4,404,167	$ 5,178,053	2.1%	$ 48	$ 178	$ 126
20-30	24	90	114	$ 631,125	$ 2,437,454	$ 3,068,579	1.2%	$ 26	$ 114	$ 67
10-20	34	80	114	$ 359,168	$ 821,588	$ 1,180,756	0.5%	$ 11	$ 44	$ 23
0-10	26	88	114	$ 12,917	$ 50,396	$ 63,313	—%	$ 1	$ 2	$ 1
Totals	123	1,017	1,140	$ 4,325,414	$ 246,128,482	$ 250,453,896	100.0%			

Outlier Observations:

- 10% of IRFs receive 50% of the outlier payments; none of the 10% are Encompass Health IRFs.
- The Company receives 1.7% of the IRF outlier payments despite treating approx. 29% of the Medicare patients/discharges.
- As a result of outlier payments, CMS pays the Company approx. $822 less per discharge than other providers.
- Capping the IRF industry outlier payments at 10% of each IRF's total Medicare payments could save Medicare approx. $632 million over 10 years.

Encompass Health
Refer to pages 106-110 for end notes.
87

Encompass Health 88 Segment Operating Results

Inpatient Rehabilitation Segment Adjusted EBITDA

	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Full Year 2017	Full Year 2016
	(In Millions)									
Net operating revenues:										
Inpatient	$ 784.7	$ 768.6	$ 762.9	$ 766.2	$ 740.9	$ 724.1	$ 721.2	$ 719.4	3,082.4	$ 2,905.5
Outpatient and other	26.1	26.2	27.1	26.3	26.7	27.6	31.4	29.8	105.7	115.6
Total segment revenue	810.8	794.8	790.0	792.5	767.6	751.7	752.6	749.2	3,188.1	3,021.1
Less: Provision for doubtful accounts	(8.4)	(11.3)	(12.4)	(14.7)	(13.2)	(13.7)	(14.5)	(15.6)	(46.8)	(57.0)
Net operating revenues less provision for doubtful accounts	802.4	783.5	777.6	777.8	754.4	738.0	738.1	733.6	3,141.3	2,964.1
Operating expenses:										
Salaries and benefits	(408.1)	(403.2)	(394.3)	(398.2)	(386.2)	(371.2)	(366.1)	(369.9)	(1,603.8)	(1,493.4)
% of revenue	50.3%	50.7%	49.9%	50.2%	50.3%	49.4%	48.6%	49.4%	50.3%	49.4%
Other operating expenses[(a)]	(120.4)	(117.4)	(112.9)	(111.8)	(109.8)	(110.1)	(106.8)	(104.8)	(462.5)	(431.5)
Supplies	(35.1)	(33.1)	(33.8)	(33.7)	(32.7)	(31.9)	(31.8)	(32.4)	(135.7)	(128.8)
Occupancy costs	(15.6)	(15.7)	(15.5)	(15.1)	(15.2)	(15.0)	(15.4)	(15.6)	(61.9)	(61.2)
	(171.1)	(166.2)	(162.2)	(160.6)	(157.7)	(157.0)	(154.0)	(152.8)	(660.1)	(621.5)
% of revenue	21.1%	20.9%	20.5%	20.3%	20.5%	20.9%	20.5%	20.4%	20.7%	20.6%
Equity in nonconsolidated affiliates	1.7	1.9	1.8	1.9	2.4	2.3	2.2	2.2	7.3	9.1
Other income	1.2	1.0	0.9	1.0	0.8	0.8	0.7	0.6	4.1	2.9
Noncontrolling interests[(b)]	(19.0)	(16.7)	(15.4)	(16.5)	(16.1)	(14.3)	(16.8)	(16.8)	(67.6)	(64.0)
Segment Adjusted EBITDA	**$ 207.1**	**$ 200.3**	**$ 208.4**	**$ 205.4**	**$ 197.6**	**$ 198.6**	**$ 204.1**	**$ 196.9**	**$ 821.2**	**$ 797.2**

	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Full Year 2017	Full Year 2016
In arriving at Adjusted EBITDA, the following was excluded:										
(a) Loss (gain) on disposal of assets	$ 1.3	$ 3.1	$ 0.8	$ (0.4)	$ 2.0	$ 1.6	$ 0.2	$ 0.5	$ 4.8	$ 4.3
(b) Tax reform impact on noncontrolling interests	$ 0.5	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 0.5	$ —

Encompass Health

Reconciliations to GAAP provided on pages 93-104.

89

Home Health and Hospice Segment Adjusted EBITDA

	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Full Year 2017	Full Year 2016
Net operating revenues:						(In Millions)				
Home health revenue	$ 187.3	$ 181.2	$ 172.9	$ 165.3	$ 165.2	$ 162.0	$ 157.1	$ 150.9	$ 706.7	$ 635.2
Hospice revenue	21.6	19.6	18.4	17.0	17.1	13.1	11.0	9.7	76.6	50.9
Total segment revenue	208.9	200.8	191.3	182.3	182.3	175.1	168.1	160.6	783.3	686.1
Less: Provision for doubtful accounts	(1.3)	(1.3)	(1.3)	(1.7)	(1.3)	(1.1)	(0.9)	(0.9)	(5.6)	(4.2)
Net operating revenues less provision for doubtful accounts	207.6	199.5	190.0	180.6	181.0	174.0	167.2	159.7	777.7	681.9
Operating expenses[(a)]										
Cost of services	(97.2)	(93.5)	(88.7)	(89.0)	(89.7)	(86.8)	(81.6)	(78.4)	(368.4)	(336.5)
% of revenue	46.5%	46.6%	46.4%	48.8%	49.2%	49.6%	48.5%	48.8%	47.0%	49.0%
Support and overhead costs	(73.8)	(68.9)	(67.7)	(66.8)	(62.7)	(59.5)	(58.0)	(57.0)	(277.2)	(237.2)
% of revenue	35.3%	34.3%	35.4%	36.6%	34.4%	34.0%	34.5%	35.5%	35.4%	34.6%
	(171.0)	(162.4)	(156.4)	(155.8)	(152.4)	(146.3)	(139.6)	(135.4)	(645.6)	(573.7)
% of revenue	81.9%	80.9%	81.8%	85.5%	83.6%	83.6%	83.0%	84.3%	82.4%	83.6%
Equity in net income of nonconsolidated affiliates	0.1	0.2	0.2	0.2	0.1	0.2	0.2	0.2	0.7	0.7
Noncontrolling interests[(b)]	(2.3)	(2.5)	(1.0)	(1.1)	(0.7)	(2.1)	(1.8)	(1.9)	(6.9)	(6.5)
Segment Adjusted EBITDA	$ 34.4	$ 34.8	$ 32.8	$ 23.9	$ 28.0	$ 25.8	$ 26.0	$ 22.6	$ 125.9	$ 102.4

In arriving at Adjusted EBITDA, the following was excluded:										
(a) Gain on disposal of assets	$ –	$ (0.1)	$ –	$ (0.1)	$ (3.3)	$ –	$ –	$ (0.3)	$ (0.2)	$ (3.6)
(b) Tax reform impact on noncontrolling interests	$ 4.1	$ –	$ –	$ –	$ –	$ –	$ –	$ –	$ 4.1	$ –

Encompass Health

Reconciliations to GAAP provided on pages 93-104.

90

Segment Operating Results

	Q4 2017				Q4 2016			
	IRF	Home Health and Hospice	Reclasses	Consolidated	IRF	Home Health and Hospice	Reclasses	Consolidated
Net operating revenues	$ 810.8	$ 208.9	$ —	$ 1,019.7	$ 767.6	$ 182.3	$ —	$ 949.9
Less: Provision for doubtful accounts	(8.4)	(1.3)	—	(9.7)	(13.2)	(1.3)	—	(14.5)
	802.4	207.6	—	1,010.0	754.4	181.0	—	935.4
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(408.1)	—	(146.5)	(554.6)	(386.2)	—	(130.1)	(516.3)
Other operating expenses[a]	(120.4)	—	(17.8)	(138.2)	(109.8)	—	(16.6)	(126.4)
Supplies	(35.1)	—	(3.6)	(38.7)	(32.7)	—	(3.1)	(35.8)
Occupancy	(15.6)	—	(3.1)	(18.7)	(15.2)	—	(2.6)	(17.8)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(97.2)	97.2	—	—	(89.7)	89.7	—
Support and overhead costs	—	(73.8)	73.8	—	—	(62.7)	62.7	—
	(579.2)	(171.0)	—	(750.2)	(543.9)	(152.4)	—	(696.3)
Other income	1.2	—	—	1.2	0.8	—	—	0.8
Equity in net income of nonconsolidated affiliates	1.7	0.1	—	1.8	2.4	0.1	—	2.5
Noncontrolling interest[b]	(19.0)	(2.3)	—	(21.3)	(16.1)	(0.7)	—	(16.8)
Segment Adjusted EBITDA	$ 207.1	$ 34.4	$ —	241.5	$ 197.6	$ 28.0	$ —	225.6
General and administrative expenses[c]				(33.3)				(26.8)
Adjusted EBITDA				$ 208.2				$ 198.8

In arriving at Adjusted EBITDA, the following were excluded:

	IRF	Home Health and Hospice	Reclasses	Consolidated	IRF	Home Health and Hospice	Reclasses	Consolidated
(a) Loss (gain) on disposal of assets	$ 1.3	$ —	$ —	$ 1.3	$ 2.0	$ (3.3)	$ —	$ (1.3)
(b) Tax reform impact on noncontrolling interests	$ 0.5	$ 4.1	$ —	$ 4.6	$ —	$ —	$ —	$ —
(c) Stock-based compensation	$ —	$ —	$ —	$ 9.8	$ —	$ —	$ —	$ 10.0

Encompass Health

Reconciliations to GAAP provided on pages 93-104.

91

Segment Operating Results

	Year Ended December 31, 2017				Year Ended December 31, 2016			
	IRF	Home Health and Hospice	Reclasses	Consolidated	IRF	Home Health and Hospice	Reclasses	Consolidated
Net operating revenues	$ 3,188.1	$ 783.3	$ —	$ 3,971.4	$ 3,021.1	$ 686.1	$ —	$ 3,707.2
Less: Provision for doubtful accounts	(46.8)	(5.6)	—	(52.4)	(57.0)	(4.2)	—	(61.2)
	3,141.3	777.7	—	3,919.0	2,964.1	681.9	—	3,646.0
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(1,603.8)	—	(550.8)	(2,154.6)	(1,493.4)	—	(492.5)	(1,985.9)
Other operating expenses[a]	(462.5)	—	(69.6)	(532.1)	(431.5)	—	(59.9)	(491.4)
Supplies	(135.7)	—	(13.6)	(149.3)	(128.8)	—	(11.2)	(140.0)
Occupancy	(61.9)	—	(11.6)	(73.5)	(61.2)	—	(10.1)	(71.3)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(368.4)	368.4	—	—	(336.5)	336.5	—
Support and overhead costs	—	(277.2)	277.2	—	—	(237.2)	237.2	—
	(2,263.9)	(645.6)	—	(2,909.5)	(2,114.9)	(573.7)	—	(2,688.6)
Other income	4.1	—	—	4.1	2.9	—	—	2.9
Equity in net income of nonconsolidated affiliates	7.3	0.7	—	8.0	9.1	0.7	—	9.8
Noncontrolling interest[b]	(67.6)	(6.9)	—	(74.5)	(64.0)	(6.5)	—	(70.5)
Segment Adjusted EBITDA	**$ 821.2**	**$ 125.9**	**$ —**	**947.1**	**$ 797.2**	**$ 102.4**	**$ —**	**899.6**
General and administrative expenses[c]				(124.0)				(106.0)
Adjusted EBITDA				**$ 823.1**				**$ 793.6**

In arriving at Adjusted EBITDA, the following were excluded:								
(a) Loss (gain) on disposal of assets	$ 4.8	$ (0.2)	$ —	$ 4.6	$ 4.3	$ (3.6)	$ —	$ 0.7
(b) Tax reform impact on noncontrolling interests	$ 0.5	$ 4.1	$ —	$ 4.6	$ —	$ —	$ —	$ —
(c) Stock-based compensation	$ —	$ —	$ —	$ 47.7	$ —	$ —	$ —	$ 27.4

Encompass Health

Reconciliations to GAAP provided on pages 93-104.

92

Encompass Health 93 Reconciliations to GAAP and Share Information

Reconciliation of Net Income to Adjusted EBITDA(10)

	2017									
	Q1		Q2		Q3		Q4		Full Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net Income	$ 84.4		$ 79.4		$ 85.1		$ 86.5		$ 335.4	
Loss (income) from disc ops, net of tax, attributable to Encompass Health	0.3		(0.2)		0.1		0.2		0.4	
Net income attributable to noncontrolling interests	(17.6)		(16.4)		(19.2)		(25.9)		(79.1)	
Income from continuing operations attributable to Encompass Health*	67.1	$ 0.70	62.8	$ 0.66	66.0	$ 0.67	60.8	$ 0.61	256.7	$ 2.69
Provision for income tax expense	39.7		28.6		43.1		49.2		160.6	
Interest expense and amortization of debt discounts and fees	41.3		40.4		36.8		35.9		154.4	
Depreciation and amortization	45.2		45.8		46.2		46.6		183.8	
Loss on early extinguishment of debt	—		10.4		0.3		—		10.7	
Net noncash (gain) loss on disposal of assets	(0.5)		0.8		3.0		1.3		4.6	
Stock-based compensation expense	8.0		20.7		9.2		9.8		47.7	
Tax reform impact on noncontrolling interests	—		—		—		4.6		4.6	
Adjusted EBITDA	$ 200.8		$ 209.5		$ 204.6		$ 208.2		$ 823.1	
Weighted average common shares outstanding:										
Basic		88.8		90.3		97.8		97.6		93.7
Diluted		99.0		98.9		99.0		99.2		99.3

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 106-110 for end notes.

Encompass Health

94

Reconciliation of Net Income to Adjusted EBITDA(10)

(in millions, except per share data)	2016 Q1 Total	Q1 Per Share	Q2 Total	Q2 Per Share	Q3 Total	Q3 Per Share	Q4 Total	Q4 Per Share	Full Year Total	Full Year Per Share
Net Income	$ 76.7		$ 81.2		$ 78.1		$ 82.1		$ 318.1	
Loss (income) from disc ops, net of tax, attributable to Encompass Health	0.1		0.1		0.1		(0.3)		—	
Net income attributable to noncontrolling interests	(18.7)		(18.6)		(16.4)		(16.8)		(70.5)	
Income from continuing operations attributable to Encompass Health*	58.1	$ 0.61	62.7	$ 0.65	61.8	$ 0.64	65.0	$ 0.68	247.6	$ 2.59
Professional fees — accounting, tax, and legal	0.2		1.7		—		—		1.9	
Provision for income tax expense	39.7		42.4		42.1		39.7		163.9	
Interest expense and amortization of debt discounts and fees	44.6		43.4		42.5		41.6		172.1	
Depreciation and amortization	42.4		42.9		43.5		43.8		172.6	
Loss on early extinguishment of debt	2.4		2.4		2.6		—		7.4	
Net noncash loss (gain) on disposal of assets	0.2		0.2		1.6		(1.3)		0.7	
Stock-based compensation expense	4.5		8.6		4.3		10.0		27.4	
Adjusted EBITDA	$ 192.1		$ 204.3		$ 198.4		$ 198.8		$ 793.6	
Weighted average common shares outstanding:										
Basic		89.5		89.3		89.1		88.6		89.1
Diluted		99.4		99.4		99.4		99.2		99.5

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 106-110 for end notes.

Encompass Health
95

Encompass Health 96 Reconciliation of Segment Adjusted EBITDA to Income from Continuing Operations Before Income Tax Expense Q4 Q3 Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2017 2017 2017 2017 2016 2016 2016 2016 2017 2016 (In Millions) Total segment Adjusted EBITDA $ 241.5 $ 235.1 $ 241.2 $ 229.3 $ 225.6 $ 224.4 $ 230.1 $ 219.5 $ 947.1 $ 899.6 General and administrative expenses (43.1) (39.7) (52.4) (36.5) (36.8) (30.3) (34.4) (31.9) (171.7) (133.4) Depreciation and amortization (46.6) (46.2) (45.8) (45.2) (43.8) (43.5) (42.9) (42.4) (183.8) (172.6) (Loss) gain on disposal of assets (1.3) (3.0) (0.8) 0.5 1.3 (1.6) (0.2) (0.2) (4.6) (0.7) Professional fees — accounting, tax, and legal — — — — — — (1.7) (0.2) — (1.9) Loss on early extinguishment of debt — (0.3) (10.4) — — (2.6) (2.4) (2.4) (10.7) (7.4) Interest expense and amortization of debt discounts and fees (35.9) (36.8) (40.4) (41.3) (41.6) (42.5) (43.4) (44.6) (154.4) (172.1) Net income attributable to noncontrolling interests 25.9 19.2 16.4 17.6 16.8 16.4 18.6 18.7 79.1 70.5 Tax reform impact on noncontrolling interests(25) (4.6) — — — — — — — (4.6) — Income from continuing operations before income tax expense $ 135.9 $ 128.3 $ 107.8 $ 124.4 $ 121.5 $ 120.3 $ 123.7 $ 116.5 $ 496.4 $ 482.0 Refer to pages 106-110 for end notes.

Encompass Health 97 Adjusted EPS(11) - Q4 2017 Reconciliation to GAAP provided on pages 93-104. Refer to pages 106-110 for end notes. * Adjusted EPS may not sum across due to rounding. For the Three Months Ended December 31, 2017 Adjustments As Reported Mark-to- Market Adjustment for Stock Appreciation Rights(26) Income Tax Adjustments(27) Tax Reform Impact(25) As Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 208.2 $ — $ — $ — $ 208.2 Depreciation and amortization (46.6) — — — (46.6) Interest expense and amortization of debt discounts and fees (35.9) — — — (35.9) Stock-based compensation (9.8) (0.6) — — (10.4) Loss on disposal of assets (1.3) — — — (1.3) Tax reform impact on noncontrolling interests(25) (4.6) — — 4.6 — Income from continuing operations before income tax expense 110.0 (0.6) — 4.6 114.0 Provision for income tax expense (49.2) 0.3 2.7 1.2 (45.0) Income from continuing operations attributable to Encompass Health $ 60.8 $ (0.3) $ 2.7 $ 5.8 $ 69.0 Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax — — Numerator for diluted earnings per share $ 60.8 $ 69.0 Diluted earnings per share from continuing operations, as reported* $ 0.61 $ — $ 0.03 $ 0.06 $ 0.70 Diluted shares used in calculation 99.2

Encompass Health 98 For the Three Months Ended September 30, 2017 Adjustments As Reported Mark-to- Market Adjustment for Stock Appreciation Rights(26) Income Tax Adjustments(27) Loss on Early Extinguishment of Debt(28) As Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 204.6 $ — $ — $ — $ 204.6 Depreciation and amortization (46.2) — — — (46.2) Loss on early extinguishment of debt(28) (0.3) — — 0.3 — Interest expense and amortization of debt discounts and fees (36.8) — — — (36.8) Stock-based compensation (9.2) (1.0) — — (10.2) Loss on disposal of assets (3.0) — — — (3.0) Income from continuing operations before income tax expense 109.1 (1.0) — 0.3 108.4 Provision for income tax expense (43.1) 0.4 (0.4) (0.1) (43.2) Income from continuing operations attributable to Encompass Health $ 66.0 $ (0.6) $ (0.4) $ 0.2 $ 65.2 Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax — — Numerator for diluted earnings per share $ 66.0 $ 65.2 Diluted earnings per share from continuing operations, as reported* $ 0.67 $ (0.01) $ — $ — $ 0.66 Diluted shares used in calculation 99.0 Adjusted EPS(11) - Q3 2017 Reconciliation to GAAP provided on pages 93-104. Refer to pages 106-110 for end notes. * Adjusted EPS may not sum across due to rounding.

Encompass Health 99 Adjusted EPS(11) - Q2 2017 For the Three Months Ended June 30, 2017 Adjustments As Reported Mark-to- Market Adjustment for Stock Appreciation Rights(26) Income Tax Adjustments(27) As Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 209.5 $ — $ — $ 209.5 Depreciation and amortization (45.8) — — (45.8) Loss on early extinguishment of debt(28) (10.4) — — (10.4) Interest expense and amortization of debt discounts and fees (40.4) — — (40.4) Stock-based compensation (20.7) 11.6 — (9.1) Loss on disposal or impairment of assets (0.8) — — (0.8) Income from continuing operations before income tax expense 91.4 11.6 — 103.0 Provision for income tax expense (28.6) (4.6) (7.4) (40.6) Income from continuing operations attributable to Encompass Health $ 62.8 $ 7.0 $ (7.4) $ 62.4 Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax 8.3 8.3 Numerator for diluted earnings per share $ 71.1 $ 70.7 Diluted earnings per share from continuing operations $ 0.72 Impact of antidilution $ (0.02) Diluted earnings per share from continuing operations, as reported* $ 0.70 $ 0.07 $ (0.07) $ 0.71 Diluted shares used in calculation 98.9 Reconciliation to GAAP provided on pages 93-104. Refer to pages 106-110 for end notes. * Adjusted EPS may not sum across due to rounding.

Encompass Health 100 Adjusted EPS(11) - Q1 2017 For the Three Months Ended March 31, 2017 Adjustments As Reported Mark-to- Market Adjustment for Stock Appreciation Rights(26) Income Tax Adjustments and Settlements(27) As Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 200.8 $ — $ — $ 200.8 Depreciation and amortization (45.2) — — (45.2) Interest expense and amortization of debt discounts and fees (41.3) — — (41.3) Stock-based compensation (8.0) 3.3 — (4.7) Gain on disposal or impairment of assets 0.5 — — 0.5 Income from continuing operations before income tax expense 106.8 3.3 — 110.1 Provision for income tax expense (39.7) (1.3) (2.6) (43.6) Income from continuing operations attributable to Encompass Health $ 67.1 $ 2.0 $ (2.6) $ 66.5 Add: Interest on convertible debt, net of tax 2.5 2.5 Numerator for diluted earnings per share $ 69.6 $ 69.0 Diluted earnings per share from continuing operations* $ 0.70 $ 0.02 $ (0.03) $ 0.70 Diluted shares used in calculation 99.0 Reconciliation to GAAP provided on pages 93-104. Refer to pages 106-110 for end notes. * Adjusted EPS may not sum across due to rounding.

Adjusted EPS[11] - 2017

	For the Year Ended December 31, 2017					
		Adjustments				
	As Reported	Mark-to-Market Adjustment for Stock Appreciation Rights[26]	Tax Reform Impact[25]	Loss on Early Extinguishment of Debt[28]	Income Tax Adjustments[27]	As Adjusted
	(In Millions, Except Per Share Amounts)					
Adjusted EBITDA	$ 823.1	$ –	$ –	$ –	$ –	$ 823.1
Depreciation and amortization	(183.8)	–	–	–	–	(183.8)
Loss on early extinguishment of debt[28]	(10.7)	–	–	0.3	–	(10.4)
Interest expense and amortization of debt discounts and fees	(154.4)	–	–	–	–	(154.4)
Stock-based compensation	(47.7)	13.3	–	–	–	(34.4)
Loss on disposal of assets	(4.6)	–	–	–	–	(4.6)
Tax reform impact of noncontrolling interests[25]	(4.6)	–	4.6	–	–	–
Income from continuing operations before income tax expense	417.3	13.3	4.6	0.3	–	435.5
Provision for income tax expense	(160.6)	(5.3)	1.2	(0.1)	(7.7)	(172.5)
Income from continuing operations attributable to Encompass Health	$ 256.7	$ 8.0	$ 5.8	$ 0.2	$ (7.7)	$ 263.0
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	10.8					10.8
Numerator for diluted earnings per share	$ 267.5					$ 273.8
Diluted earnings per share from continuing operations, as reported*	$ 2.69	$ 0.08	$ 0.06	$ –	$ (0.08)	$ 2.76
Diluted shares used in calculation	99.3					

Encompass Health

Reconciliation to GAAP provided on pages 93-104. Refer to pages 106-110 for end notes.
* Adjusted EPS may not sum across due to rounding.

101

Adjusted EPS[11] - 2016

	For the Year Ended December 31, 2016						
		Adjustments					
	As Reported	Pro. Fees - Acct., Tax, & Legal	Mark-to-Market Adjustment for Stock Appreciation Rights[26]	Loss on Early Exting. of Debt	Sale of Pediatric Home Health Assets and Hospital	Income Tax Valuation and Other Adjustments	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	$ 793.6	$ —	$ —	$ —	$ —	$ —	$ 793.6
Depreciation and amortization	(172.6)	—	—	—	—	—	(172.6)
Professional fees — accounting, tax, and legal	(1.9)	1.9	—	—	—	—	—
Loss on early extinguishment of debt	(7.4)	—	—	7.4	—	—	—
Interest expense and amortization of debt discounts and fees	(172.1)	—	—	—	—	—	(172.1)
Stock-based compensation	(27.4)	—	1.6	—	—	—	(25.8)
Loss on disposal of assets	(0.7)	—	—	—	(4.2)	—	(4.9)
Income from continuing operations before income tax expense	411.5	1.9	1.6	7.4	(4.2)	—	418.2
Provision for income tax expense	(163.9)	(0.8)	(0.6)	(3.0)	6.5	(0.6)	(162.4)
Income from continuing operations attributable to Encompass Health	$ 247.6	$ 1.1	$ 1.0	$ 4.4	$ 2.3	$ (0.6)	$ 255.8
Add: Interest on convertible debt, net of tax	9.7						9.7
Numerator for diluted earnings per share	$ 257.3						$ 265.5
Diluted earnings per share from continuing operations*	$ 2.59	$ 0.01	$ 0.01	$ 0.04	$ 0.02	$ (0.01)	$ 2.67
Diluted shares used in calculation	99.5						

Encompass Health

Reconciliation to GAAP provided on pages 93-104. Refer to pages 106-110 for end notes.

* Adjusted EPS may not sum across due to rounding.

102

Encompass Health 103 Adjusted Free Cash Flow History(12) Q4 Full Year (Millions) 2017 2016 2017 2016 Net cash provided by operating activities $ 151.4 $ 135.0 $ 657.2 $ 634.4 Impact of discontinued operations (0.1) 0.1 0.6 0.7 Net cash provided by operating activities of continuing operations 151.3 135.1 657.8 635.1 Capital expenditures for maintenance (46.2) (39.7) (138.3) (104.2) Distributions paid to noncontrolling interests of consolidated affiliates (13.6) (15.4) (51.9) (64.9) Items non-indicative of ongoing operating performance: Transaction costs and related assumed liabilities — — — 0.8 Net premium on bond issuance/repayment — — — 5.8 Cash paid for professional fees — accounting, tax, and legal — — — 1.9 Adjusted free cash flow $ 91.5 $ 80.0 $ 467.6 $ 474.5 Cash dividends on common stock(13) $ 24.5 $ 21.4 $ 91.5 $ 83.8 Refer to pages 106-110 for end notes. Information regarding investing and financing categories of the statement of cash flows for the periods presented can be found on Encompass Health’s website in the Earnings Releases for those periods.

Net Cash Provided by Operating Activities Reconciled to Adjusted EBITDA

	Q4		Full Year				
(Millions)	2017	2016	2017	2016	2015	2014	2013
Net cash provided by operating activities	$ 151.4	$ 135.0	$ 657.2	$ 634.4	$ 502.0	$ 454.6	$ 476.1
Provision for doubtful accounts	(9.7)	(14.5)	(52.4)	(61.2)	(47.2)	(31.6)	(26.0)
Professional fees — accounting, tax, and legal	—	—	—	1.9	3.0	9.3	9.5
Interest expense and amortization of debt discounts and fees	35.9	41.6	154.4	172.1	142.9	109.2	100.4
Equity in net income of nonconsolidated affiliates	1.8	2.5	8.0	9.8	8.7	10.7	11.2
Net income attributable to noncontrolling interests in continuing operations	(25.9)	(16.8)	(79.1)	(70.5)	(69.7)	(59.7)	(57.8)
Amortization of debt-related items	(1.0)	(3.5)	(8.7)	(13.8)	(14.3)	(12.7)	(5.0)
Distributions from nonconsolidated affiliates	(2.0)	(2.6)	(8.6)	(8.5)	(7.7)	(12.6)	(11.4)
Current portion of income tax expense	24.9	17.4	85.0	31.0	14.8	13.3	6.3
Change in assets and liabilities	28.3	39.6	60.9	91.3	129.9	80.4	43.1
Net premium paid on bond transactions	—	—	—	5.8	3.9	4.3	1.7
Tax reform impact on noncontrolling interests[25]	4.6	—	4.6	—	—	—	—
Cash (provided by) used in operating activities of discontinued operations	(0.1)	0.1	0.6	0.7	0.7	1.2	1.9
Transaction costs	—	—	—	—	12.3	9.3	—
Other	—	—	1.2	0.6	3.2	1.9	1.6
Adjusted EBITDA	$ 208.2	$ 198.8	$ 823.1	$ 793.6	$ 682.5	$ 577.6	$ 551.6

Information regarding investing and financing categories of the statement of cash flows for the periods presented can be found on Encompass Health's website in the Earnings Releases for those periods.

Encompass Health

Refer to pages 106-110 for end notes.

104

Encompass Health 105Refer to pages 106-110 for end notes. Share Information Weighted Average for the Period Q4 Full Year 2017 2016 2017 2016 Basic shares outstanding(29) 97.6 88.6 93.7 89.1 Convertible senior subordinated notes(29) — 8.6 4.0 8.5 Restricted stock awards, dilutive stock options, restricted stock units, and common stock warrants(30) 1.6 2.0 1.6 1.9 Diluted shares outstanding 99.2 99.2 99.3 99.5 End of Period Q4 Full Year (Millions) 2017 2016 2017 2016 Basic shares outstanding(29) 97.6 88.3 97.6 88.3

Encompass Health 106 End Notes

Encompass Health 107 (1) Under this program, Joint Commission accredited organizations, like the Company’s IRFs, may seek certification for chronic diseases or conditions such as brain injury or stroke rehabilitation by complying with Joint Commission standards, effectively using evidence-based clinical practice guidelines to manage and optimize patient care, and using an organized approach to performance measurement and evaluation of clinical outcomes. Obtaining such certifications demonstrates the Company’s commitment to excellence in providing disease-specific care. (2) Data compares Encompass Health IRFs to IRFs comprising the Uniform Data System for Medical Rehabilitation (“UDSMR”), a division of UB Foundation Activities, Inc., a data gathering and analysis organization for the rehabilitation industry which represents approximately 70% of the industry, including Encompass Health sites. Data is adjusted by applying Encompass Health IRF case-mix to non-Encompass Health UDS IRFs. (3) Source: https://data.medicare.gov/data/home-health-compare. Data on this page was published in January 2018 and reflects OASIS and HHCAHPS Survey data collected from July 2016 through June 2017 and claims-based data collected from April 2016 through March 2017. (4) The 123 for Encompass Health excludes the inpatient rehabilitation hospitals at HealthSouth Rehabilitation Hospital of Modesto (opened October 2016); HealthSouth Rehabilitation Hospital of Gulfport (opened April 2017); Mount Carmel Rehabilitation Hospital, in partnership with HealthSouth (opened April 2017); Spire Rehabilitation Hospital, in partnership with HealthSouth (opened July 2017); HealthSouth Rehabilitation Hospital of Pearland (opened October 2017); and HealthSouth Rehabilitation Hospital of Beaumont (sold June 2016). The 123 does include HealthSouth Rehabilitation Hospital of Austin, which was closed August 2016. (5) In 2016, the Company averaged 1,386 total Medicare and non-Medicare discharges per IRF in its then 118 consolidated IRFs that were open the full year. (6) Case Mix Index (CMI) from the rate-setting file is adjusted for short-stay transfer cases. The Company’s unadjusted CMI for 2016 was 1.36 versus 1.33 for the industry as measured by UDSMR. (7) Source: FY 2018 CMS Final Rule Rate Setting File and the last publicly available Medicare cost reports (FYE 2015/2016) or in the case of new IRFs, the June 2017 CMS Provider of Service File. a.All data provided was filtered and compiled from the Centers for Medicare and Medicaid Services (CMS) Fiscal Year 2018 IRF Final Rule Rate Setting File found at https://www.cms.gov/Medicare/Medicare-Fee-for-Service-Payment/InpatientRehabFacPPS/Downloads/FY2018_datafiles_final.zip. The data presented was developed entirely by CMS and is based on its definitions which are different in form and substance from the criteria Encompass Health uses for external reporting purposes. Because CMS does not provide its detailed methodology, Encompass Health is not able to reconstruct the CMS projections or the calculation. b.The CMS file contains data for each of the 1,140 inpatient rehabilitation facilities used to estimate the policy updates for the FY 2018 IRF-PPS Final Rule. Most of the data represents historical information from the CMS fiscal year 2016 period and may or may not reflect the same Encompass Health IRFs in operation today. The data presented was separated into three categories: Freestanding, Units, and Encompass Health. Encompass Health is a subset of Freestanding and the Total. (8) The Budget Control Act of 2011 included a reduction of up to 2% to Medicare payments for all providers that began on April 1, 2013 (as modified by H.R. 8). The reduction was made from whatever level of payment would otherwise have been provided under Medicare law and regulation. (9) The Company acquired an additional 30% equity interest in Fairlawn Rehabilitation Hospital in Worcester, MA from its joint venture partner. This transaction increased the Company’s ownership interest from 50% to 80% and resulted in a change in accounting for the hospital from the equity method to a consolidated entity effective June 1, 2014. (10) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. Further explanation and disclosure relating to Adjusted EBITDA are included in the Company’s Form 8-K, dated March 13, 2018, to which this Investor Reference Book is attached as Exhibit 99.1. End Notes

End Notes, con't.

(11) The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health ("adjusted earnings per share"), which is a non-GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operating performance. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. Further explanation and disclosure relating to adjusted EPS are included in the Company's Form 8-K, dated March 13, 2018, to which this Investor Reference Book is attached as Exhibit 99.1.

(12) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and certain other items deemed to be non-indicative of ongoing operating performance. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. Further explanation and disclosure relating to adjusted free cash flow are included in the Company's Form 8-K, dated March 13, 2018, to which this Investor Reference Book is attached as Exhibit 99.1.

Note: Adjusted free cash flow for prior periods has been recast to conform to the new guidance in ASU 2016-09, "Improvements to Employee Share-Based Payment Accounting." The Company's stock-based compensation plans permit shares to be withheld to pay the employee's tax withholding obligations incurred in connection with the vesting of a stock award. The Company then remits the value of those withheld shares in cash to the applicable tax authority on the employee's behalf. Under the new guidance, all cash payments made to taxing authorities on employees' behalf for shares withheld should be presented as a financing activity in the statement of cash flows. Historically, the Company presented such payments as an operating activity.

Adjusted Free Cash Flow			
	As Previously Reported	Payroll Taxes Paid Reclassified to Financing Activities	As Currently Reported
Q1 2016	$ 129.5	$ 9.9	$ 139.4
Q2 2016	115.3	—	115.3
Q3 2016	139.8	—	139.8
Q4 2016	78.3	1.7	80.0
FY 2016	**$ 462.9**	**$ 11.6**	**$ 474.5**

(13) On July 21, 2016, the board of directors approved a $0.01 per share, or 4.3%, increase to the quarterly cash dividend on the Company's common stock, bringing the quarterly cash dividend to $0.24 per common share. On July 20, 2017, the board of directors approved a $0.01 per share, or 4.2%, increase to the quarterly cash dividend on the Company's common stock, bringing the quarterly cash dividend to $0.25 per common share.

(14) The Medicare Access and CHIP Reauthorization Act of 2015 mandated a market basket update of +1.0% in 2018 for post-acute providers including inpatient rehabilitation hospitals as well as home health and hospice agencies.

Encompass Health 108

Encompass Health 109 (15) The Bipartisan Budget Act of 2018, signed into law on February 9, 2018, provides for a home health market basket update of 1.5% for CY 2020 and the elimination of any productivity adjustment to the market basket for that year. It also provides for the extension of the rural add-on adjustment through 2022, albeit declining in amount along the way. Additionally, it requires that a new case mix payment model be introduced in 2020 that would be based on a 30-day unit of service, not include therapy thresholds as a component of the system, and be implemented in a budget neutral manner. (16) The Company estimates the expected impact of each rule utilizing, among other things, the acuity of its patients over the 8-month (home health segment) to 12-month (inpatient rehabilitation segment) period prior to each rule’s release and incorporates other adjustments included in each rule. These estimates are prior to the impact of sequestration. (17) Quality reporting requirements and potential penalties were enabled for IRFs as part of the Healthcare Reform Bill (PPACA). The IMPACT Act of 2014 requires additional quality and clinical data reporting for IRFs to be subject to the original 2% penalty. (18) Pre-opening expenses include expenses for training new employees on the clinical information system, which vary based on the timing of the first admission. (19) The leverage ratio is based on trailing four quarters of Adjusted EBITDA of $823.1 million from Q1 2017 to Q4 2017. (20) Represents discharges from 126 consolidated IRFs in Q4 2017; 125 consolidated IRFs in Q3 2017; 124 consolidated IRFs in Q2 2017; 122 consolidated IRFs in Q1 2017 and Q4 2016; 121 consolidated IRFs in Q3 2016; 120 consolidated IRFs in Q2 2016; and 121 consolidated IRFs in Q1 2016. (21) Full-time equivalents included in the table represent Encompass Health employees who participate in or support the operations of our hospitals and include an estimate of full-time equivalents related to contract labor. (22) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. (23) Represents home health admissions from 198 consolidated locations in Q4 2017; 196 consolidated locations in Q3 2017; 191 consolidated locations in Q2 2017 and Q1 2017; 186 consolidated locations in Q4 2016; 188 consolidated locations in Q3 2016; 187 consolidated locations in Q2 2016; and 184 consolidated locations in Q1 2016 (24) Represents hospice admissions from 37 locations in Q4 2017, Q3 2017 and Q2 2017; 35 locations in Q1 2017 and Q4 2016; 33 locations in Q3 2016; 29 locations in Q2 2016; and 27 locations in Q1 2016 (25) The application of the lower income tax rate that resulted from the Tax Cuts and Jobs Act to the Company’s net deferred tax assets resulted in a net $1.2 million increase in tax expense in Q4 2017. Application of the new tax rate to the Company’s joint venture entities’ deferred tax liabilities resulted in a net reduction in tax expense in Q4 2017. The Company’s joint venture partners’ share of this net tax benefit was $4.6 million, which resulted in an increase in noncontrolling interest expense in Q4 2017. (26) In connection with the acquisition of Encompass Home Health & Hospice, the Company granted stock appreciation rights based on the fair value of the common stock of HealthSouth Home Health Holdings, Inc. to certain members of Encompass Home Health & Hospice management. The fair value of Holdings’ common stock is the amount by which the product of the trailing 12-month adjusted EBITDA for Holdings and the median market EBITDA multiple based on a basket of public home health companies and certain public home health acquisition transactions exceeds the initial fair value assigned to the Holdings’ stock. The fair value also takes into consideration the balance of the intercompany note in place and the net debt of Holdings. The fair value of these SARs will vary from period to period primarily based on the performance of the Company’s home health and hospice segment and the change in the median market multiple. Half of the SARs vest of January 1, 2019, and the other half vest on January 1, 2020. Once vested, they are exercisable until they expire on December 31, 2024 or in connection with termination of employment. (27) New guidance in ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting,” requires entities to record all of the tax effects related to share-based payment at settlement (or expiration) through the income statement. Historically, the Company recorded such tax effects to equity. End Notes, con't.

Encompass Health 110 (28) The interest and amortization and the loss on early extinguishment of debt related to the convertible senior subordinated notes must be added to income from continuing operations when calculating diluted earnings per share because the debt was assumed to have been converted at the beginning of the period, and the applicable shares were included in the diluted share count. (29) In November 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded ~$249 million as debt and ~$71 million as equity. In May 2017, the Company provided notice of its intent to redeem all $320 million of outstanding convertible notes. In lieu of receiving the redemption price, the holders had the right to convert their notes into shares of the Company’s common stock at a conversion rate of 27.2221 shares per $1,000 principal amount of Notes, which rate was increased by a make-whole premium. In the aggregate, holders of $319.4 million in principal elected to convert, which resulted in the Company issuing 8,895,483 shares of common stock (approximately 8.6 million shares were previously included in the diluted share count). The remaining $0.6 million of principal was redeemed by cash payment. (30) The agreement to settle the Company’s class action securities litigation received final court approval in January 2007. The 5.0 million shares of common stock and warrants to purchase ~8.2 million shares of common stock at a strike price of $41.40 (expired January 17, 2017) related to this settlement were issued on September 30, 2009. The 5.0 million common shares are included in the basic outstanding shares. The warrants were not included in the diluted share count prior to 2015 because the strike price had historically been above the market price. In full-year 2016, zero shares related to the warrants were included in the diluted share count due to antidilution based on the stock price. End Notes, con't.